UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Graphic Packaging Holding Company

(Name of Registrant as Specified In Its Charter)

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April 22, 2008

Dear Graphic Packaging Holding Company Stockholders:

It is my pleasure to invite you to Graphic Packaging Holding Company’s 2008 Annual Meeting of Stockholders, to be held at the Renaissance Waverly Hotel, 2450 Galleria Parkway, Atlanta, Georgia 30339, on Tuesday, May 20, 2008, at 10:00 a.m. local time.

The formal Notice of Annual Meeting and Proxy Statement are enclosed with this letter. The Proxy Statement describes the matters to be acted upon at the Annual Meeting. It also describes how our Board of Directors operates and provides compensation and other information about the management and Board of Directors of Graphic Packaging Holding Company.

Whether or not you plan to attend the Annual Meeting, your vote is important and I hope you will vote as soon as possible. You may vote over the Internet, by telephone or by mailing a proxy or voting instruction card. Voting over the Internet, by telephone or by written proxy will ensure your representation at the Annual Meeting, regardless of whether you attend in person. If you hold your shares in your own name and choose to attend the Annual Meeting, you may revoke your proxy and personally cast your votes at the Annual Meeting. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow instructions from such firm to vote your shares.

Sincerely yours,

John R. Miller
Chairman of the Board

Notice
of
Annual Meeting of Stockholders
of
Graphic Packaging Holding Company

Date:	May 20, 2008
Time:	10:00 a.m. local time
Place:	Renaissance Waverly Hotel 2450 Galleria Parkway Atlanta, Georgia 30339

Purposes:

•	To elect five Class I Directors to serve a three-year term and until the 2011 Annual Meeting of Stockholders; and

•	To transact any other business that may be properly brought before the Annual Meeting.

Only stockholders of record at the close of business on April 11, 2008 are entitled to notice of and to vote at the Annual Meeting of Stockholders and at any adjournment thereof.

By order of the Board of Directors,

Stephen A. Hellrung
Senior Vice President, General Counsel
and Secretary

814 Livingston Court
Marietta, Georgia 30067
April 22, 2008

YOUR VOTE IS VERY IMPORTANT.

EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS IN PERSON, PLEASE AUTHORIZE YOUR PROXY OR DIRECT YOUR VOTE BY INTERNET OR TELEPHONE, AS DESCRIBED IN THE ENCLOSED PROXY STATEMENT, OR COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY BY MAIL IN THE ENVELOPE PROVIDED. IF YOU MAIL THE PROXY CARD, NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

Proxy Statement
for the
Annual Meeting of Stockholders
on
May 20, 2008

GENERAL INFORMATION

This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors (the “Board of Directors” or “Board”) of Graphic Packaging Holding Company, a Delaware corporation (the “Company”), of proxies to be voted at the 2008 Annual Meeting of Stockholders to be held at the Renaissance Waverly Hotel, located at 2450 Galleria Parkway, Atlanta, Georgia 30339, on Tuesday, May 20, 2008, at 10:00 a.m. local time (the “Annual Meeting”). This Proxy Statement and the enclosed proxy card will first be sent on or about April 25, 2008 to the Company’s stockholders of record as of the close of business on April 11, 2008 (the “Record Date”). References in this Proxy Statement to “Graphic Packaging,” “GPHC” “we,” “us,” and “our” or similar terms are to Graphic Packaging Holding Company.

Outstanding Shares

As of the close of business on the Record Date, there were 341,548,764 shares of the Company’s common stock outstanding and entitled to vote. Stockholders are entitled to one vote for each share held on all matters to come before the Annual Meeting.

Who May Vote

Only stockholders who held shares of the Company’s common stock at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

How to Vote in Person

If your shares are registered directly in your name, you are considered the stockholder of record and you may vote in person at the Annual Meeting. If your shares are registered through a bank or brokerage firm, your shares are considered to be held beneficially in street name. If your shares are held beneficially in street name and you wish to vote in person at the Annual Meeting, you will need to obtain a proxy from the bank or brokerage firm that holds your shares. Please note that even if you plan to attend the Annual Meeting in person, the Company recommends that you vote before the Annual Meeting.

How to Vote by Proxy

Whether you hold shares directly as a stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may vote by any of the methods described below. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee. For directions on how to vote, please refer to the instructions below and those included on your proxy card or, for shares held beneficially in street name, the voting instruction card provided by your bank or brokerage firm.

Voting over the Internet.  Stockholders of record of the Company’s common stock with Internet access may submit proxies from any location in the world by following the “Vote by Internet” instructions on their proxy cards. In addition, most of the Company’s stockholders who hold shares beneficially in street name may vote by accessing the website specified on the voting instruction card provided by their bank or brokerage firm. Please check the voting instruction card to determine Internet voting availability.

Voting by Telephone.  Stockholders of record of the Company’s common stock who live in the United States or Canada may submit proxies by following the “Vote by Phone” instructions on their proxy cards. Most of the Company’s stockholders who hold shares beneficially in street name may vote by phone by calling the number specified on the voting instruction card provided by their bank or brokerage firm. Please check the voting instruction card to determine telephone voting availability.

Voting by Mail.  Stockholders of record of the Company’s common stock may submit proxies by completing, signing and dating the enclosed proxy card and mailing it in the accompanying pre-addressed envelope. The Company’s stockholders who hold shares beneficially in street name may vote by mail by completing, signing and dating the voting instruction card provided by their bank or brokerage firm and mailing them in the accompanying pre-addressed envelope.

How Proxies Work

The Board of Directors is asking for your proxy. By giving the Board your proxy, your shares will be voted at the Annual Meeting in the manner you direct. If you do not specify how you wish to vote your shares, your shares will be voted “FOR” the election of each of the Director nominees. Proxyholders will vote shares according to their discretion on any other matter properly brought before the Annual Meeting.

If for any reason any of the nominees for election as Director is unable or declines to serve as Director, discretionary authority may be exercised by the proxyholders to vote for substitutes proposed by the Board.

If the shares you own are held beneficially in street name by a bank or brokerage firm, such firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your bank or brokerage firm provides to you. Under the rules of the New York Stock Exchange (the “NYSE”), if you do not give instructions to your bank or brokerage firm, it will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to certain “non-discretionary” items. In the case of non-discretionary items, the shares will be treated as “broker non-votes.”

How to Vote Your 401(k) Plan Shares

If you participate in the Company’s 401(k) Savings Plan or in the Company’s Hourly 401(k) Savings Plan (the “401(k) Plans”), you may give voting instructions as to the number of shares of the Company’s common stock held in your account as of the Record Date to the trustee of the savings plan. You provide voting instructions to the trustee, Fidelity Management Trust Company, by completing and returning the proxy card accompanying this Proxy Statement. The trustee will vote your shares in accordance with your duly executed instructions received by 12:00 midnight on May 15, 2008. If you do not send instructions, the trustee will vote the number of shares equal to the share equivalents credited to your account in the same proportion that it votes shares for which it did receive timely instructions.

You may also revoke voting instructions previously given to the trustee by 12:00 midnight on May 15, 2008, by filing either a written notice of revocation or a properly completed and signed proxy card bearing a later date with the trustee. Your voting instructions will be kept confidential by the trustee.

Quorum

In order to carry out the business of the Annual Meeting, there must be a quorum. This means that at least a majority of the outstanding shares eligible to vote must be represented at the Annual Meeting, either by proxy or in person. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes present at the Annual Meeting for purposes of calculating whether a quorum is present.

Votes Needed

The Director nominees receiving the largest number of votes cast are elected, up to the maximum number of Directors fixed by the Board to be elected at the Annual Meeting. As a result, any shares not voted, whether by abstention, broker non-vote or otherwise, have no effect on the election of Directors, except to the extent that the failure to vote for a particular nominee may result in another nominee receiving a larger number of votes. Approval of any other matter properly brought before the Annual Meeting requires the affirmative vote of holders of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting. An abstention with respect to any other matter will have the effect of a vote against such proposal and broker non-votes will have no effect, as broker non-votes are not treated as shares entitled to vote.

Changing Your Vote

Shares of the Company’s common stock represented by proxy will be voted as directed unless the proxy is revoked. Any proxy may be revoked before it is exercised by sending to the Company’s Corporate Secretary an instrument revoking the proxy or a proxy bearing a later date. Any notice of revocation should be sent to: Graphic Packaging Holding Company, 814 Livingston Court, Marietta, Georgia 30067, Attention: Corporate Secretary. Any proxy submitted over the Internet or by telephone may also be revoked by submitting a new proxy over the Internet or by telephone. A proxy is also revoked if the person who executed the proxy is present at the Annual Meeting and elects to vote in person.

Attending in Person

Only stockholders, their designated proxies and guests of the Company may attend the Annual Meeting. If your shares are held beneficially in street name, you must bring an account statement or letter from your brokerage firm or bank showing that you are the beneficial owner of shares of the Company’s common stock as of the Record Date in order to be admitted to the Annual Meeting.

Internet Availability of this Proxy Statement and Form 10-K

The Company’s Proxy Statement, 2007 Annual Report to Stockholders and 2007 Annual Report on Form 10-K, as well as GPC’s 2007 Annual Report on Form 10-K are available on the Company’s website at www.graphicpkg.com.

SUMMARY OF COMBINATION WITH ALTIVITY PACKAGING, LLC

On March 10, 2008, the businesses of Graphic Packaging Corporation (“GPC”) and Altivity Packaging, LLC (“Altivity”) were combined through a series of transactions. A new publicly-traded parent company, Graphic Packaging Holding Company (“GPHC”) was formed, and all of the equity interests in Altivity’s parent company were contributed to GPHC in exchange for 139,445,038 shares of its common stock. Stockholders of GPC received one share of GPHC common stock for each share of GPC common stock held immediately prior to the transactions. Subsequently, all of the equity interests in Altivity’s parent company were contributed to GPHC’s primary operating company, Graphic Packaging International, Inc. Together, these transactions are referred to herein as the “Altivity Transaction.”

As a result of the timing of the Altivity Transaction, corporate governance and executive compensation information is not available for the combined company for the fiscal year ended December 31, 2007. Accordingly, unless otherwise specified, the corporate governance, executive compensation and certain other information provided herein for 2007 relates only to GPC, the predecessor to GPHC.

CORPORATE GOVERNANCE MATTERS

Below, in question and answer format, is a summary of certain of the Company’s corporate governance policies and practices.

Who are Graphic Packaging’s Directors?

The Board currently consists of George V. Bayly, John D. Beckett, G. Andrea Botta, Kevin J. Conway, Jeffrey H. Coors, Kelvin L. Davis, Jack A. Fusco, Jeffrey Liaw, Harold R. Logan, Jr., Michael G. MacDougall, John R. Miller (who serves as the Chairman of the Board), David W. Scheible (who serves as President and Chief Executive Officer of the Company) and Robert W. Tieken. The members of the GPC Board throughout 2007 and until the closing of the Altivity Transaction were Messrs. Beckett, Botta, Conway, Coors, Logan, Miller, Scheible and Tieken, as well as William R. Fields.

How does Graphic Packaging determine which Directors are independent?

For purposes of this proxy statement, “independent” and “independence” have the meanings set forth under the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, the rules and regulations adopted thereunder by the Securities and Exchange Commission (the “SEC”), the corporate governance listing standards of the New York Stock Exchange (the “NYSE”), and the Company’s Corporate Governance Guidelines, all as in effect from time to time. A Director will not qualify as independent unless the Board affirmatively determines that the Director has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). In addition, in accordance with the Company’s Corporate Governance Guidelines, the Company will also apply the following standards in determining whether a Director is independent:

•	A Director who is an employee of the Company, or whose immediate family member serves as one of the Company’s executive officers, may not be deemed independent until three years after the end of such employment relationship.

•	A Director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from the Company, other than Board and committee fees and pension or other forms of deferred compensation for prior service, may not be deemed independent until three years after he or she ceases to receive more than $100,000 per year in such compensation. Compensation received by an immediate family member for service as one of the Company’s non-executive employees will not be considered in determining independence under this test.

•	A Director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, the Company’s present or former internal or external auditor may not be deemed independent until three years after the end of the affiliation or the employment or auditing relationship.

•	A Director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company’s current executive officers serve on that company’s compensation committee may not be deemed independent until three years after the end of such service or the employment relationship.

•	A Director who is an executive officer, general partner or employee, or whose immediate family member is an executive officer or general partner, of an entity that makes payments to, or receives payments from the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other entity’s consolidated gross revenues, may not be deemed independent until three years after falling below that threshold.

Applying these standards, the following seven of the Company’s thirteen Directors are independent: Messrs. Bayly, Beckett, Botta, Fusco, Logan, Miller and Tieken. Mr. Scheible is not considered independent because he serves as an executive officer of the Company. Mr. Coors is not considered independent because he is a former executive officer of Graphic Packaging Corporation and is the Coors family representative under the Stockholders Agreement dated July 9, 2007 (the “Stockholders Agreement”) by and among the Company, the Coors family trusts and foundation, Clayton, Dubilier & Rice Fund V Limited Partnership (the “CD&R Fund”), EXOR Group, S.A. (“EXOR”), Field Holdings, Inc. and certain affiliates of TPG Capital, L.P. (the “TPG Entities”). The Coors family trusts and foundation own over 18% of the Company’s common stock. Mr. Conway is not considered independent because of his status as a principal of Clayton, Dubilier & Rice,

Inc. (“CD&R”), a private investment firm that manages the CD&R Fund, the holder of approximately 10% of the Company’s common stock and a party to the Stockholders Agreement. Messrs. Davis, Liaw and MacDougall are not considered independent because of their status as partners and employees of TPG Capital, L.P. The TPG Entities own approximately 38.7% of the Company’s common stock and are parties to the Stockholders Agreement.

The Company is a “controlled company,” as that term is defined in the NYSE’s corporate governance listing standards, because more than 50% of the Company’s voting power is held by a group of stockholders consisting of the Coors family trusts and foundation, the CD&R Fund, EXOR and the TPG Entities. Please see “Certain Relationships and Related Transactions” below. As a “controlled company,” the Company is exempt from the requirements of Rule 303A of the NYSE Listed Company Manual with respect to having the Board be comprised of a majority of independent Directors and having the Compensation and Benefits Committee and Nominating and Corporate Governance Committee being composed solely of independent Directors.

How many times did the Board of Directors meet last year?

The Board of Directors of GPHC did not meet in 2007. The Board of Directors of GPC met thirteen times in 2007.

Did any of GPC’s Directors attend fewer than 75% of the meetings of the Board and their assigned committees?

All of the Directors of GPC attended at least 75% of the meetings of the Board and their assigned committees during 2007.

What is GPHC’s policy on Director attendance at annual meetings of stockholders’?

Directors are expected to attend each annual meeting of stockholders, but are not required to do so. All of GPC’s Directors attended the 2007 annual meeting of stockholders.

Do the non-management Directors meet during the year in executive session?

Yes, the non-management Directors of GPC met separately at regularly scheduled executive sessions during 2007 and the non-management members of the Board of Directors of GPHC will continue to do so without any member of management being present. Mr. Miller, as the non-executive Chairman of the Board and Chairman of the Nominating and Corporate Governance Committee, acted as presiding Director at each executive session held by GPC during 2007.

Can stockholders and other interested parties communicate directly with the Directors of Graphic Packaging or with the non-management Directors of Graphic Packaging?

Yes. If you wish to communicate with the Board or any individual Director, you may send correspondence to Graphic Packaging Holding Company, 814 Livingston Court, Marietta, Georgia 30067, Attention: Corporate Secretary. The Corporate Secretary will submit your correspondence to the Board, the appropriate committee or the appropriate Director, as applicable. You may also communicate directly with the presiding non-management Director of the Board or the non-management Directors as a group by sending correspondence to Graphic Packaging Holding Company, 814 Livingston Court, Marietta, Georgia 30067, Attention: Presiding Director.

Does Graphic Packaging’s Board of Directors have any separately-designated standing committees?

The Board presently has three separately-designated standing committees: the Audit Committee, the Compensation and Benefits Committee and the Nominating and Corporate Governance Committee.

What does the Audit Committee do?

The Audit Committee is responsible for, among other things, assisting the Board in its oversight of:

•	the integrity of the Company’s financial statements;

•	compliance with legal and regulatory requirements;

•	systems of internal accounting and financial controls;

•	the performance of the annual independent audit of the Company’s financial statements;

•	the Company’s independent auditor’s qualifications and independence;

•	the performance of the internal audit function; and

•	the review and approval or ratification (if appropriate) of transactions with related parties.

The Audit Committee is also responsible for preparing the Report of the Audit Committee in conformity with the rules of the SEC to be included in the proxy statement for the annual meeting of stockholders.

Who are the members of the Audit Committee?

The members of GPHC’s Audit Committee are Messrs. Logan, Miller and Tieken, with Mr. Tieken serving as Chairman. The same directors served on the Audit Committee of GPC during 2007.

How many meetings did the Audit Committee have last year?

The Audit Committee of GPC held eight meetings during 2007.

Does Graphic Packaging have an Audit Committee Financial Expert?

Yes. The Board has examined the SEC’s definition of “audit committee financial expert” and has determined that each of Harold R. Logan, Jr., John R. Miller and Robert W. Tieken meet these standards and are each “independent directors,” as defined by Section 303A of the NYSE’s Listed Company Manual. Accordingly, Each of Messrs. Logan, Miller and Tieken have been designated by the Board as an audit committee financial expert.

What does the Compensation and Benefits Committee do?

The Compensation and Benefits Committee oversees the compensation and benefits of the Company’s management and employees and is responsible for, among other things:

•	reviewing and making recommendations as to the compensation of the President and Chief Executive Officer, the other senior executives of the Company who report to the Chief Executive Officer and any employee whose annual base salary exceeds $250,000;

•	approving any equity compensation awards to those of the Company’s Directors who are employees and to other individuals who are “officers” for purposes of Section 16 of the Exchange Act; and

•	administering the Company’s short- and long-term incentive plans.

Who are the members of the Compensation and Benefits Committee?

The members of GPHC’s Compensation and Benefits Committee are Messrs. Bayly, Beckett and Fusco, with Mr. Bayly serving as Chairman. Messrs. Beckett, Botta and Fields served on GPC’s Compensation and Benefits Committee during 2007. All of these directors are “independent directors,” as defined by Section 303A of the NYSE’s Listed Company Manual.

How many meetings did the Compensation and Benefits Committee have last year?

The Compensation and Benefits Committee of GPC held five meetings during 2007.

What does the Nominating and Corporate Governance Committee do?

The Nominating and Corporate Governance Committee is responsible for, among other things, identifying qualified individuals for nomination to the Board and developing and recommending a set of corporate governance principles to the Board.

Who are the members of the Nominating and Corporate Governance Committee?

The members of GPHC’s Nominating and Corporate Governance Committee are Messrs. Botta, Conway, Coors, Davis, MacDougall and Miller, with Mr. Miller serving as Chairman and a non-voting member. Messrs. Botta, Conway, Coors, Fields, Miller and Tieken served on GPC’s Nominating and Corporate Governance Committee during 2007, with Mr. Miller serving as Chairman. Messrs. Botta, Fields, Miller and Tieken are each “independent directors,” as defined by Section 303A of the NYSE’s Listed Company Manual. As discussed above, Messrs. Conway, Coors, Davis and MacDougall are not “independent directors.”

How many meetings did the Nominating and Corporate Governance Committee hold last year?

The Nominating and Corporate Governance Committee of the Board of Directors of GPC held two meetings during 2007.

Does Graphic Packaging have Corporate Governance Guidelines?

Yes, the Board has formally adopted Corporate Governance Guidelines to assure that it will have the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to assure that the Board is focused on increasing stockholder value. The Corporate Governance Guidelines set forth the practices the Board will follow with respect to Board composition and selection, Board meetings and involvement of senior management, evaluation of the Chief Executive Officer’s performance and senior management succession planning, and Board committees and compensation. You may find a copy of the Corporate Governance Guidelines on the Company’s website at www.graphicpkg.com in the Investor Relations section under Corporate Governance.

Does Graphic Packaging have a code of ethics and conduct, and, if so, where can I find a copy?

Yes, the Board has formally adopted a Code of Business Conduct and Ethics, which applies to all of the Company’s employees, officers and directors. A copy of the Code of Business Conduct and Ethics is available on the Company’s website at www.graphicpkg.com in the Investor Relations section under Corporate Governance.

Does Graphic Packaging have a policy governing related-party transactions, and, if so, where can I find a copy?

Yes, the Board has delegated authority to the Audit Committee to review and approve related-party transactions. The Audit Committee has adopted a Policy Regarding Related-Party Transactions that is available on the Company’s website at www.graphicpkg.com in the Investor Relations section under Corporate Governance.

Have the Board’s standing committees adopted charters and, if so, where can I find copies?

Yes, the Audit Committee, Compensation and Benefits Committee and Nominating and Corporate Governance Committee have each adopted charters, copies of which can be found on the Company’s website at www.graphicpkg.com in the Investor Relations section under Corporate Governance.

How can I obtain printed copies of the information described above?

The Company will provide printed copies of the charters of the Audit Committee, Compensation and Benefits Committee and Nominating and Corporate Governance Committee, as well as the Policy Regarding

Related-Party Transactions, the Code of Business Conduct and Ethics and Corporate Governance Guidelines to any person without charge upon request.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Company’s Board of Directors has thirteen members divided into three classes, with one class being elected each year for a three-year term. The five nominees standing for election as Class I Directors are: G. Andrea Botta, Jeffrey H. Coors, Kevin J. Conway, Kelvin L. Davis and David W. Scheible.

If elected, each Class I nominee will serve three consecutive years with his term expiring in 2011, and until a successor is elected and qualified. The election of the director nominees is by plurality vote, which means that the five nominees receiving the highest number of affirmative votes will be elected. If at the time of the Annual Meeting any of these nominees is unable or unwilling to serve as a Director for any reason, which is not expected to occur, the persons named as proxies will vote for such substitute nominee or nominees, if any, as shall be designated by the Board. See “Certain Relationships and Related Transactions — Stockholders Agreement” for information regarding rights that certain stockholders have to designate nominees for director and the obligations of certain stockholders to vote for certain nominees.

Set forth below is certain information furnished to the Company by the Director nominees and by each of the incumbent Directors whose term will continue after the Annual Meeting. There are no family relationships among any directors or executive officers of the Company.

Information Concerning the Nominees

Class I Directors — Term to Expire in 2011

G. Andrea Botta, 54, was appointed to GPHC’s Board on March 10, 2008. Prior to the Altivity Transaction, he had served as a member of GPC’s Board since 1996. Mr. Botta has served as the President of Glenco LLC, a private investment company since February 2006. From 1999 to February 2006, Mr. Botta served as a managing director of Morgan Stanley. Before joining Morgan Stanley, he was president of EXOR America, Inc. (formerly IFINT-USA, Inc.) from 1993 until September 1999 and for more than five years prior thereto, Vice President of Acquisitions of IFINT-USA, Inc.

Kevin J. Conway, 49, was appointed to GPHC’s Board on March 10, 2008. Prior to the Altivity Transaction, he had served as a member of GPC’s Board since 1995. Mr. Conway is Managing Partner of CD&R, a New York-based private investment firm, a director of CD&R Investment Associates II, Inc. (“Associates II”), a Cayman Islands exempted company that is the managing general partner of CD&R Associates V Limited Partnership, a Cayman Islands exempted limited partnership (“Associates V”), the general partner of CD&R, and a limited partner of Associates V.

Jeffrey H. Coors, 63, was appointed to GPHC’s Board on March 10, 2008. Prior to the Altivity Transaction, he had served as a member of GPC’s Board since August 2003. He also served as GPC’s Vice Chairman from August 2006 through his retirement on December 31, 2007, and as Executive Chairman from August 2003 through August 2006. Mr. Coors was Chairman of Graphic Packaging International Corporation (a predecessor to GPC, “GPIC”) from 2000 and until August 2003, and was its Chief Executive Officer and President from GPIC’s formation in 1992 and until August 2003. Mr. Coors served as Executive Vice President of the Adolph Coors Company from 1991 to 1992 and as its President from 1985 to 1989, and as President of Coors Technology Companies from 1989 to 1992.

Kelvin L. Davis, 44, was appointed to GPHC’s Board on March 10, 2008. Mr. Davis is a Senior Partner of TPG Capital and Head of the firm’s North American Buyouts Group, incorporating investments in all non-technology industry sectors. Prior to joining TPG in 2000, Mr. Davis was President and Chief Operating

Officer of Colony Capital, Inc., a private international real estate-related investment firm in Los Angeles, which he co-founded in 1991. Prior to the formation of Colony, Mr. Davis was a principal of RMB Realty, Inc., the real estate investment vehicle of Robert M. Bass. Prior to his affiliation with RMB Realty, he worked at Goldman, Sachs & Co. in New York City and with Trammell Crow Company in Dallas and Los Angeles. Mr. Davis earned a B.A. degree (Economics) from Stanford University and a M.B.A. from Harvard University, where he was a Baker Scholar, a John L. Loeb Fellow, and a Wolfe Award recipient. Mr. Davis is Director of Kraton Polymers LLP, Aleris International, Inc., Harrah’s Entertainment, Inc., Metro-Goldwyn-Mayer Studios Inc. and Univision Communications, Inc. He is also a ten-year Director (and past Chairman) of Los Angeles Team Mentoring, Inc. (a charitable mentoring organization), is a Director of the Los Angeles Philharmonic Association, and is on the Board of Overseers and Art Collections Council of the Huntington Library, Art Collections, and Botanical Gardens.

David W. Scheible, 51, was appointed to GPHC’s Board upon its formation (under the name New Giant Corporation) in June 2007. Prior to the Altivity Transaction, he had served as a director, President and Chief Executive Officer of GPC since January 1, 2007. Prior to that time, Mr. Scheible had served as Chief Operating Officer of GPC since October 2004. Mr. Scheible served as Executive Vice President of Commercial Operations from August 2003 until October 2004. Mr. Scheible served as GPIC’s Chief Operating Officer from 1999 until August 2003. He also served as President of GPIC’s Flexible Division from January to June 1999. Previously, Mr. Scheible was affiliated with the Avery Denison Corporation, working most recently as its Vice President and General Manager of the Specialty Tape Division from 1995 through 1999 and Vice President and General Manager of the Automotive Division from 1993 to 1995.

Information Concerning Continuing Directors

Class II Directors — Term to Expire in 2009

John D. Beckett, 69, was appointed to GPHC’s Board on March 10, 2008. Prior to the Altivity Transaction he had served as a member of GPC’s Board since 2003. From 1993 until August 2003, Mr. Beckett served as one of the directors of GPIC. He has been Chairman of the R.W. Beckett Corporation, a manufacturer of components for oil and gas heating appliances, since 1965 and from 1965 until 2001, Mr. Beckett also served as its President.

Jeffrey Liaw, 31, was appointed to GPHC’s Board on March 10, 2008. Mr. Liaw has been employed in TPG Capital’s Energy and Industrial investing practice areas since 2005. Prior to joining TPG Capital in 2005, Mr. Liaw was an associate at Bain Capital, a private equity investment firm, in its Industrials practice. Mr. Liaw is a director of Energy Future Holdings Corp. (formerly TXU Corp.) and Oncor Electric Delivery Company.

Michael G. MacDougall, 37, was appointed to GPHC’s Board on March 10, 2008. Mr. MacDougall is a partner of TPG Capital and a leader in its Energy and Industrial investing practice areas. Prior to joining TPG Capital in 2002, Mr. MacDougall was a vice president in the Principal Investment Area of the Merchant Banking Division of Goldman, Sachs & Co., where he focused on private equity and mezzanine investments. He is a director of Kraton Polymers LLC, Aleris International, Inc., Energy Future Holdings Corp. (formerly TXU Corp.) and the New York Opportunity Network.

John R. Miller, 70, was appointed to GPHC’s Board on March 10, 2008 and serves as its Chairman. Prior to the Altivity Transaction, Mr. Miller had served as the non-executive Chairman of the Board of Directors of GPC since August 8, 2006 and had been a member of such Board since 2002. Mr. Miller is Chairman of the Board of SIRVA, Inc., a global provider of moving and relocation services. He has been a director of Cambrex Corporation, a global diversified life science company since 1998, and since 1985, a director of Eaton Corporation, a global diversified industrial manufacturer. From 2000 to 2003, Mr. Miller served as Chairman,

President and Chief Executive Officer of Petroleum Partners, Inc., a provider of outsourcing services to the petroleum industry. He formerly served as President and Chief Operating Officer of The Standard Oil Company and Chairman of the Federal Reserve Bank of Cleveland.

Class III Directors — Term to Expire in 2010

George V. Bayly, 65, was appointed to GPHC’s Board on March 10, 2008. Mr. Bayly served as Chairman and interim Chief Executive Officer of Altivity from October 2006 to March 10, 2008. Prior to October 2006, Mr. Bayly served as Co-Chairman of U.S. Can Corporation from September 2005 to September 2006, as well as Co-Chairman and Chief Executive Officer from March 2005 to September 2005. In addition, Mr. Bayly has been a principal of Whitehall Investors, LLC, a consulting and venture capital firm, since January 2002. From January 1991 to December 2002, Mr. Bayly served as Chairman, President and Chief Executive Officer of Ivex Packaging Corporation. From 1987 to 1991, Mr. Bayly served as Chairman, President and Chief Executive Officer of Olympic Packaging, Inc. Mr. Bayly also held various management positions with Packaging Corporation of America from 1973 to 1987. Mr. Bayly serves on the Board of Directors of ACCO Brands Corporation, Huhtamaki Oyj and Treehouse Foods, Inc. Mr. Bayly holds a B.S. from Miami University and a M.B.A. from Northwestern University. Mr. Bayly also served as a Lieutenant Commander in the United States Navy.

Jack A. Fusco, 45, was appointed to GPHC’s Board on March 10, 2008. Mr. Fusco served as Chairman and Chief Executive Officer of Texas Genco LLC from July 2004, until the sale of Texas Genco LLC to NRG Energy, Inc. in 2005. Mr. Fusco worked as an independent consultant from November 2002 through July 2004. Mr. Fusco has over 24 years of experience in various areas of the power generation industry. He founded Orion Power Holdings, Inc., a New York Stock Exchange listed company, in March 1998 and served as the company’s President, Chief Executive Officer and Director from November 1998 until February 2002. Prior to joining Orion Power Holdings, Inc., Mr. Fusco was a Vice President at Goldman Sachs Power, an affiliate of Goldman, Sachs & Co. Prior to joining Goldman, Sachs & Co., Mr. Fusco was Executive Director of International Development and Operations for Pacific Gas & Electric Company’s non-regulated subsidiary PG&E Enterprises, Inc. He currently serves as a Director for Foster Wheeler Ltd. (NASDAQ: FWLT).

Harold R. Logan, Jr., 63, was appointed to GPHC’s Board on March 10, 2008. Prior to the Altivity Transaction, Mr. Logan had served as a member of GPC’s Board since August 2003. From 2001 until August 2003, Mr. Logan served as one of the directors of GPIC. From 2003 through September 2006 Mr. Logan was a director and Chairman of the Finance Committee of TransMontaigne, Inc., a transporter of refined petroleum products, and was a director, Executive Vice President, and Chief Financial Officer of TransMontaigne, Inc. from 1995 to 2002. TransMontaigne, Inc. was sold to Morgan Stanley Group, Inc. on October 1, 2006. Mr. Logan served as a director and Senior Vice President, Finance of Associated Natural Gas Corporation, a natural gas and crude oil company, from 1987 to 1994. He also serves as Chairman of the Board of Supervisors of Suburban Propane Partners, L.P. and as a director of Hart Energy Publishing, LLC.

Robert W. Tieken, 68, was appointed to GPHC’s Board on March 10, 2008. Prior to the Altivity Transaction, Mr. Tieken had served as a member of GPC’s Board since September 2003. Mr. Tieken served as the Executive Vice President and Chief Financial Officer of The Goodyear Tire & Rubber Company from May 1994 to June 2004. From 1993 until May 1994, Mr. Tieken served as Vice President-Finance for Martin Marietta Corporation. Mr. Tieken serves as a member of the Board of Directors of SIRVA, Inc. a global provider of moving and relocation services, and as its Chief Executive Officer.

Directors Emeritus

During 2007, William K. Coors and B. Charles Ames each served GPC as a Director Emeritus. In such capacity, they had the right to attend Board meetings and to receive copies of all written materials provided to the Board, but did not have any right to vote on any matter presented to the Board. Mr. William K. Coors resigned from his position as a Director Emeritus on March 13, 2007.

Criteria for Potential Directors

The Company’s Board is responsible for selecting nominees for election as Directors by stockholders and for filling vacancies on the Board. The Nominating and Corporate Governance Committee is responsible for identifying and recommending to the Board individuals for nomination as members of the Board and its committees and, in this regard, reviewing with the Board on an annual basis the current skills, background and expertise of the members of the Board, as well as the Company’s future and ongoing needs. This assessment is used to establish criteria for identifying and evaluating potential candidates for the Board. However, as a general matter, the Nominating and Corporate Governance Committee seeks individuals who demonstrate:

•	the highest personal and professional integrity,

•	commitment to driving the Company’s success;

•	an ability to provide informed and thoughtful counsel on a range of issues; and

•	exceptional ability and judgment.

The Nominating and Corporate Governance Committee considers candidates recommended by its members and other Directors. The Nominating and Corporate Governance Committee will also consider whether to nominate any person recommended by a stockholder pursuant to the provisions of the Company’s By-Laws relating to stockholder nominations as described in “Stockholder Proposals and Nominations,” below. The Nominating and Corporate Governance Committee uses the same criteria to evaluate proposed nominees that are recommended by its members and other Directors as it does for stockholder-recommended nominees.

Compensation of Directors

The following table sets forth information regarding the compensation of the non-employee Directors of GPC in 2007.

Director Compensation Table for 2007

	Fees
	Earned
	or Paid	Stock
	in Cash	Awards	Total
Name	($)	($)(1)	($)

John D. Beckett	42,000	40,000	82,000
G. Andrea Botta(2)	44,000	40,000	84,000
Kevin J. Conway	41,500	40,000	81,500
William R. Fields	49,000	40,000	89,000
Harold R. Logan, Jr.	51,500	40,000	91,500
John R. Miller	154,500	40,000	194,500
Robert W. Tieken	59,500	40,000	99,500

(1)	The dollar value of stock awards set forth in this column is equal to the compensation cost recognized during 2007 for financial statement purposes in accordance with Financial Accounting Standard 123R.

(2)	Mr. Botta has elected to defer receipt of all cash and stock compensation payable to him in the form of phantom shares. Cash compensation is converted to phantom shares based on the closing price of the Company’s common stock on the first trading day following the end of the quarter. Awards of common stock are converted to phantom shares on a one-for-one basis. At December 31, 2007, Mr. Botta held or had earned a total of 79,340 shares of phantom stock.

Each Director who is not an officer or employee of the Company receives an annual cash retainer fee of $20,000, payable in quarterly installments. In addition, each non-employee Director receives $1,500 per Board meeting attended and $1,000 per committee meeting attended. The Chairman of the Board, the Audit Committee Chairman and each of the other Committee Chairmen receive a further retainer fee of $100,000,

$10,000 and $5,000, respectively, payable in equal quarterly installments. In addition to the retainers and meeting fees, each non-employee Director receives an annual grant of shares of stock with a value of $40,000 on the date of grant. Non-employee Directors have the option to defer all or part of the cash and equity compensation payable to them in the form of phantom stock.

Directors who are officers or employees do not receive any additional compensation for serving as a Director. Pursuant to the terms of Mr. Conway’s employment with CD&R, he has assigned his right to receive compensation for his service as a Director to CD&R. The Company reimburses all Directors for reasonable and necessary expenses they incur in performing their duties as Directors.

Board Recommendation

The Board believes that voting for each of the five nominees for Director selected by the Board is in the best interests of the Company and its stockholders. The Board recommends a vote “FOR” each of the five nominees for Director.

COMPENSATION AND BENEFITS COMMITTEE REPORT

The members of GPHC’s Compensation and Benefits Committee, together with Messrs. Botta and Logan who served on GPC’s Compensation and Benefits Committee prior to March 10, 2008, have reviewed and discussed the following Compensation Discussion and Analysis with management of the Company. Based on such review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

Compensation and Benefits Committee

George V. Bayly, Chairman
John D. Beckett
Jack A. Fusco

COMPENSATION DISCUSSION AND ANALYSIS

References to the “Committee” in this Compensation Discussion and Analysis section are to the Compensation and Benefits Committee. References to “Executives” are to the Named Executive Officers reported in the Summary Compensation Table and other tables in this proxy statement.

Guiding Principles and Policies

The goal of our compensation program is to align the interests of our employees with those of our stockholders. We do this by implementing compensation practices designed to attract, retain and motivate key members of management. A significant portion of the compensation packages of our Executives is intended to be at-risk pay for performance. In our program, we analyze each component of executive compensation and decisions with respect to one element of pay may or may not impact other elements of the overall pay packages. Market data, individual performance, retention needs and internal equity among our Executives’ compensation packages have been the primary factors considered in decisions to increase or decrease compensation materially.

Peer Group and Market Data

We obtain an analysis of market data at least every other year in which compensation of the Executives is compared to the compensation paid to executives holding comparable positions at similar companies. The companies used for this comparison are chosen by the Company and the Committee’s consultant, Hewitt Associates, and consist of a group of about 30 manufacturing companies with revenues approximately one-half to double the revenues of the Company that participate in Hewitt Associates’ database of executive pay. This peer group was originally chosen in 2003 and has changed somewhat from study to study because of merger and acquisition activity and participation in Hewitt Associates’ database, but our goal is to have it be as constant as possible. Hewitt Associates tests the peer group results against data from broader general industry, manufacturing and forest products groups to ensure that the peer group provides an appropriate benchmark of executive compensation.

The peer group used to develop 2007 compensation is listed below.

Air Products and Chemicals, Inc.	Flowserve Corporation	PACCAR Inc.
Armstrong World Industries, Inc.	FMC Corporation	Ryerson, Inc.
Avery Dennison Corporation	Harris Corporation	Sonoco Products Company
Ball Corporation	Henkel of America, Inc.	Steelcase Inc.
BorgWarner Inc.	Herman Miller, Inc.	Teleflex Incorporated
Briggs & Stratton Corporation	Johns Manville	The Scotts Miracle-Gro Company
Church & Dwight Company, Inc.	Kennametal Inc.	Thomas & Betts Corporation
C.R. Bard, Inc.	Lexmark International	Tupperware Corporation
Cooper Cameron Corporation	Maytag Corporation	UST Inc.
Donaldson Company, Inc.	Milacron Inc.	Wm. Wrigley Jr. Company
Ecolab Inc.	Molson Coors Brewing Company	Worthington Industries, Inc.

Role of Compensation Consultants

The Committee independently retains Hewitt Associates to assist the Committee in its deliberations regarding executive compensation. Hewitt Associates is also retained by the Company to assist with various compensation and benefit matters. The mandate of Hewitt Associates is to serve the Company and work for the Committee in its review of executive compensation practices, including the competitiveness of pay levels, design issues, market trends and technical considerations. Hewitt Associates consultants attended one of five Committee meetings in 2007, and assisted the Committee with market data and a related assessment of the Company’s executive compensation levels, long-term incentive grant sizes, employment contract revisions and disclosures under the new proxy disclosure rules.

Role of Executive Officers

The Chief Executive Officer and Senior Vice President, Human Resources recommend to the Committee the compensation program design and award amounts for most executives. They are not involved in determining their own pay.

Overview of Executive Compensation Components

Our executive compensation program currently consists of the following compensation elements:

•	Base salary

•	Short-term cash incentives

•	Long-term incentives, consisting of Service Restricted Stock Units (Service RSUs) and Performance Restricted Stock Units (Performance RSUs)

•	Welfare benefits

•	Perquisites

•	Retirement benefits

•	Termination pay

Each of these elements is discussed below, as well as the methodology used for setting the amount of each type of compensation.

Base Salary

Philosophy.  Our philosophy is to set salaries for our Executives at the 75th percentile of the peer group’s salaries for executives with similar positions and responsibilities (with adjustments made to reflect the various sizes of the companies in such group). Recent promotions, however, have resulted in actual base salaries for several of our Executives that are below the size-adjusted 50th percentile of the peer group.

The 75th percentile represents about 15% more base salary than the size-adjusted median. The desire to set salaries at this somewhat higher level reflects the fact that annual target goals under the Management Incentive Plan (“MIP”) are set at levels of Company performance that we believe are more difficult to achieve than performance goals used to determine short-term incentive amounts at most other peer group companies. We periodically assess our performance against that of peer companies to confirm that our short-term incentive target goals represent approximately 75th percentile performance.

Changes to base salaries occur on a periodic basis that is generally at least twelve months after the most recent adjustment for the Executive. Base salary changes take into account market data for similar positions, the Executive’s experience and time in position, any changes in responsibilities and individual performance. Individual performance is determined by considering achievement against each Executive’s specific performance goals established at the beginning of each year. Generally, such individual performance goals are established to support the financial and operational goals established by the Board for the Company, and may include EBITDA, debt reduction and new product innovation targets, business unit revenue, profitability and cost-saving goals and certain more subjective goals such as improvement in culture, implementation of compliance initiatives and management effectiveness.

Management Incentive Plan

The purpose of the MIP is to provide a meaningful short-term cash incentive that rewards the achievement of specified annual financial goals. The financial measure used to set such financial goals or targets is earnings before income taxes, depreciation and amortization (“EBITDA”).

Target Opportunities.  The MIP payout at the target level for each Executive is set at a level that pays at the 75th percentile of peer group companies for Company performance at the 75th percentile of the peer group.

Performance Goals.  Because we set target performance goals that we believe represent performance at or above the 75th percentile of our peer group (confirmed through historical analysis), achievement of such goals is designed to pay base salary plus short-term incentive at approximately the 75th percentile of the peer group. Should the Company fail to reach target goals, the MIP will pay out to a lesser degree. Payouts are discretionary on the part of the Committee if the threshold goals are not met. Our EBITDA goal for 2007 was $321 million, achievement of which would present an opportunity for a MIP award at target. The payout for performance at 90% of our EBITDA goal was set at 50% of target, and no payout would be earned for performance at or below 85% of our EBITDA goal. The payout for performance 10% or more above our EBITDA goal (after appropriate accrual for the greater compensation expense) was set at a maximum of 200% of target.

Actual Short-Term Incentive Payouts for 2007.  Actual short-term incentive payouts for 2007 are shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table. Payouts were made at 185% of target levels for 2007 reflecting achievement of EBITDA at 185.0% of target.

Long-Term Incentives

The 2007 long-term incentive program has two elements: Service RSUs and Performance RSUs. Each represents about 50% of the competitive, total long-term incentive value that the Company pays to its Executives. Both types of grants are intended to retain Executives during a multi-year vesting period, align the long-term interests of Executives with our stockholders and provide cash and stock compensation. A mandatory two-year holding period after vesting further aligns our Executives’ interests with those of our stockholders.

Service RSUs vest in three equal increments on the first, second and third anniversaries of the date of grant. Performance RSUs vest in full on the second anniversary of the date of grant. Both Service RSUs and Performance RSUs are payable one-half in shares of our common stock and one-half in cash two years after vesting upon the expiration of the mandatory holding period. The Board decided to split the payment of the RSUs into cash and shares due to the limited public float of the Company’s common stock (which could negatively affect an Executive’s ability to sell his or her shares without negatively affecting the price of the Company’s stock) and to facilitate the payment of taxes due upon the payout of the RSUs.

How Award Sizes are Determined.  Together, the Service RSUs and the target number of Performance RSUs are calculated to provide a long-term incentive award at approximately the size-adjusted 50th percentile of the peer group. The specific target opportunity for each Executive is determined through a combination of market data and consideration of internal equity issues among our Executives’ compensation packages.

The value of the Service RSU grants is based on market levels of long-term compensation in February of each year times 50%. The number of shares delivered is calculated using the average closing stock price of the Company’s common stock for the month of January preceding the grant of the Service RSUs. For Service RSUs granted in 2007, the stock price used was $4.43.

The target number of Performance RSUs to be granted in May of the following year is equal to the number of Service RSUs previously granted, and is subject to adjustment down to 0% of market and up to 70% of market (140% of target) based on the Committee’s assessment of management’s performance in the prior year.

2007 Grants.  In March 2007, we granted Service RSUs to all of the Executives except Mr. Humphrey. Grant sizes were equal to 50% of market long-term incentive opportunities.

In May 2007, we granted Performance RSUs that represented the performance portion of the 2006 grants for Messrs. Scheible, Blount, Humphrey, Schmal and Juby.

The May 2007 Performance RSU grants were made at 60% of market. When combined with the Service RSU grants made in 2006, they represent a grant equal to 110% of target for long-term incentives. The size of the Performance RSU grants in May 2007 was based on the Committee’s determination of 2006 performance against plan. In arriving at this figure, the Committee considered achievements in debt reduction, cost reduction, innovation and resulting new product sales, process improvements and asset utilization. Achievement was above plan in cost reduction, innovation, process improvements and asset utilization. Achievement was below plan in debt reduction.

All of the grants discussed above are reflected in the Summary Compensation Table.

Welfare Benefit Plans

Executives participate in employee benefit plans available to all employees, including medical, dental, accidental death and dismemberment, business travel accident, prescription drug, life and disability insurance. Continuation of welfare benefits for a limited time may occur as part of severance upon certain terminations of employment.

Perquisites

Employment contracts for the Executives provide to each a $20,000 payment in lieu of perquisites that can be used as the Executive determines. The fixed payment was designed to take the place of other specific perquisites that existed in previous employment contracts and to simplify administration. The payment is reported in the Summary Compensation Table in the Bonus column. Payment of Mr. Scheible’s country club initiation fee was agreed to by the Company in 2006 (prior to the change to a payment in lieu of specific perquisites), but paid in 2007.

Retirement Benefits

Executives and all other employees who meet certain service requirements are eligible to participate in one of the Company’s 401(k) Savings Plans, which are qualified defined contribution plans under the rules of the Internal Revenue Service. The Company does not offer a 401(k) restoration plan that would permit Executives to contribute to and receive matching contributions from the Company on a basis that would be commensurate with other employees as a percent of pay. Executives and all other employees hired on or before January 1, 2008, are also eligible to participate in either the Riverwood International Employees Retirement Plan or the Graphic Packaging Retirement Plan (together, the “Pension Plans”). In addition, senior executives participate in either the Riverwood International Supplemental Retirement Plan or the Graphic Packaging Supplemental Retirement Plan (together, the “Supplemental Plans”). Mr. Scheible participated in the Graphic Packaging Retirement Plan and the Graphic Packaging Supplemental Plan until January 1, 2005, the date he transferred into the Riverwood International Employees Retirement Plan and the Riverwood International Supplemental Retirement Plan. The Supplemental Plans provide a benefit based upon compensation that exceeds the limits set by the Internal Revenue Service for the Pension Plans and makes total retirement benefits under the Company’s defined benefit plans for the Executives commensurate with those available to other employees as a percent of pay. Additional information about the Pension Plans and the Supplemental Plans is provided under the Pension Benefits in 2007 table.

Mr. Humphrey.  Mr. Humphrey’s employment contract provided him with a guaranteed 10 years of service for purposes of the Riverwood International Employees Retirement Plan and the Riverwood International Supplemental Retirement Plan. This provision was designed to attract him to the Company, but the guarantee was not utilized, as Mr. Humphrey achieved 10 years of service in March 2007. In addition, a Supplemental Executive Pension Plan (SEPP) was implemented in April 2006 to provide an additional benefit to him equal to an additional 22 years of service (up to a maximum of $5,000,000) should he remain employed through March 31, 2007. The Company paid Mr. Humphrey a benefit of $5,000,000 under the SEPP on March 31, 2007.

Employment Agreements and Potential Payments on Termination

GPC’s Executives have employment agreements with generally uniform provisions. The agreements contain enforceable non-competition and non-solicitation covenants as well as claims releases and severance provisions.

Agreements other than Mr. Humphrey’s provide guaranteed severance in the event of certain terminations of employment. For Mr. Scheible the guaranteed severance is two times base salary, and for Messrs. Blount, Schmal and Juby it is one times base salary. Executives also receive welfare benefits for one year after termination and a pro-rata MIP payout (which is doubled for Mr. Scheible). Mr. Humphrey did not have severance benefits in his agreement because he was expected to retire, and did in fact retire from the Company at the end of 2007.

Executives may receive severance if they are terminated involuntarily, or terminate voluntarily for Good Reason (as defined below) within 30 days of the Good Reason event. The Executive must deliver written notice of intention to terminate for Good Reason, specifying the applicable provision, and provide the Company a reasonable opportunity to cure. The Good Reason provision in the 2006 contracts was designed to equalize the treatment of voluntary terminations for Good Reason with involuntary terminations without Cause. Doing so enables the contracts to fulfill their purpose of promoting retention during times of uncertainty and transition. “Good Reason” as defined in the agreements includes contract termination, material reduction in position, responsibilities or duties, failure of a successor company to assume the agreement, reduction in salary, breach of agreement or mandatory relocation, other than in connection with promotion, of more than 50 miles.

The agreements are discussed in more detail under Employment Agreements and Termination of Employment Arrangements.

We have no change-in-control severance protections in the employment agreements and, because the Company vested all outstanding options in December 2005, certain other change-in-control provisions in the Company’s equity compensation plans are moot. However, the award agreements for the Service RSUs and Performance RSUs granted under the 2004 Stock and Incentive Compensation Plan (the “2004 Plan”) provide that all vesting restrictions shall lapse and the mandatory holding period shall expire upon the occurrence of a change-in-control. A “change-in-control” means any of the following events:

•	The acquisition by any person of beneficial ownership of thirty percent (30%) or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, except if such acquisition is by a person who, prior to such acquisition, is the beneficial owner of thirty percent (30%) or more of such securities, or if such acquisition is by any employee benefit plan or related trust, or if such acquisition is by a stockholder who is party to the Riverwood Holding, Inc. Stockholders Agreement dated March 25, 2003.

•	Individuals of the incumbent board (other than those whose initial assumption of office is in connection with an actual or threatened election contest relating to the election or removal of the directors of the Company) do not constitute at least a majority of the Board.

•	Consummation of a reorganization, merger or consolidation to which the Company is a party unless (i) all or substantially all of the individuals and entities who were the Beneficial Owners of the Company’s outstanding securities prior to such transaction beneficially own more than fifty percent (50%) of the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from the transaction, and (ii) no person (excluding successors to current stockholders or any employee benefit plan or related trust) beneficially owns thirty percent (30%) or more of the combined voting power of the then outstanding voting securities, except to the extent that such ownership existed prior to the transaction, and (iii) at least a majority of the members of the board of directors of the resulting entity were members of the incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such reorganization, merger or consolidation.

•	The sale, transfer or disposition of all or substantially all of the assets of the Company; or

•	The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

The forgoing events were chosen to trigger the vesting and payout of RSUs under the 2004 Plan because they constitute a fundamental change in the ownership or control of the Company, which materially alters the prospects and future of the Company and, therefore, the employment conditions and opportunities for the members of management who receive RSUs.

In addition, the following provisions would affect options granted under the Company’s equity compensation plans in the event of a change-in-control:

•	The 2004 Plan provides that if a participant’s employment is terminated for any reason except Cause within six months prior to a change-in-control or within twelve months subsequent to such change-in-control, the participant will have until the earlier of (i) twelve months following such termination, or (ii) expiration of the option, to exercise such option.

•	The 2003 Riverwood Holding, Inc. Long-Term Incentive Plan provides that outstanding options will be either cancelled in exchange for a payment in cash of an amount equal to (i) the excess of the value assigned to shares in the transaction constituting the change-in-control over (ii) the exercise price, or exchanged for an alternative award with substantially equivalent economic value.

•	The Riverwood Holding, Inc. 2002 Stock Incentive Plan provides that outstanding options will be cancelled in exchange for a payment equal to (i) the excess of the value assigned to shares in the transaction constituting the change-in-control over (ii) the exercise price, and that such payment be made in cash or in shares of the stock of the new company, if such shares are publicly-traded.

•	The Riverwood Holding, Inc. Supplemental Long-Term Incentive Plan and the Riverwood Holding, Inc. Stock Incentive Plan provide that outstanding options may be either cancelled in exchange for a payment equal to (i) the excess of the value assigned to shares in the transaction constituting a change-in-control over (ii) the exercise price, or if the transaction constituting a change-in-control is accounted for under the “pooling of interests” method, exercised by the holder or exchanged for fully-exercisable options to purchase the common stock of the new company, provided such opportunity is made available by the new company and that such substitute options have substantially equivalent economic value. The Board of Directors amended these plans in July 2007 to require the exchange of options to purchase shares of GPC for options to purchase shares of GPHC on substantially the same terms.

•	The Graphic Packaging Equity Incentive Plan provides only for full vesting of stock options and other awards upon a change-in-control.

•	Pursuant to an agreement with the Company made in 2003, certain stock options granted to Messrs. Blount and Schmal are subject to a guaranteed cash payout of $7.88 per share less the exercise price of $6.57 per share upon a change in control. On March 31, 2008, a total of 114,425 stock options and 129,879 stock options were cancelled and paid in cash to Mr. Blount and Mr. Schmal, respectively.

In addition to certain benefits under the Company’s equity incentive plans in the event of a change-in-control, Messrs. Blount, Schmal and Juby participate in a retirement arrangement that supplements the benefit under the Company’s Pension Plans and Supplemental Plans in the event of a change-in-control by providing ten years minimum service and subsidized early retirement reduction factors. The present value of the annual net benefit under this arrangement as of December 31, 2007 is $183,041, $592,253 and $216,076 for Messrs. Blount, Schmal and Juby, respectively. As of April 15, 2008, Mr. Schmal is no longer eligible for benefits under this retirement arrangement.

Timing of Compensation

Base salary adjustments are generally approved at the first Committee and Board meeting of the year and may take effect at various times over the course of the year. Service RSU grants are generally made at the first regularly scheduled Board meeting and Performance RSU grants are generally made at the second regularly scheduled Board meeting of the year. Our policy is that awards of equity compensation are made only at regularly scheduled meetings of the Board of Directors (except for new-hire grants) and that the date of grant is the date upon which the Board of Directors approves the grant.

Tax Issues

For tax purposes, amounts paid under the MIP and the value of Service RSUs and Performance RSUs is capped for each Executive at a percent of EBITDA. The percents for 2007 were 2% for Mr. Scheible, 1% for Mr. Blount and .5% for Messrs. Schmal and Juby. Favorable accounting and tax treatment of the various elements of our compensation program is a consideration in its design, but, because the Committee’s policy is to maximize long-term stockholder value, it is not the sole consideration. Section 162(m) of the Internal Revenue Code (the “Code”) limits the deductibility of certain items of compensation to each of the Executives (or, the “covered employees,” for Code Section 162(m) purposes) to $1,000,000 annually, unless the compensation qualifies as performance-based compensation exempt from the $1,000,000 limitation. Long-term incentives are intended to qualify for the performance-based exception described above. We will continue to monitor the levels of compensation of our Executives and to consider whether other action should be taken in order to ensure deductibility of compensation payable to them, although we reserve the right to award compensation that is not deductible under Code Section 162(m) if we determine it to be in the best interests of the Company and our stockholders to do so.

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth the compensation paid to or earned by the Company’s Principal Executive Officer (Mr. Scheible), Principal Financial Officer (Mr. Blount) and the Company’s three other most highly paid executive officers (collectively, the “Named Executive Officers”) for the fiscal year ended December 31, 2007.

Summary Compensation Table

						Change in
						Pension
						Value and
					Non-Equity	Nonqualified
					Incentive	Deferred
				Stock	Plan	Compensation	All Other
		Salary	Bonus	Awards	Compensation	Earnings	Compensation		Total
Name and Principal Position	Year	($)	($)(1)	($)(2)(3)	($)(4)	($)(5)	($)		($)

David W. Scheible	2007	750,000	20,000	598,219	1,387,850	167,167	128,549	(6)	3,051,785
President and Chief Executive Officer	2006	550,000	43,500	411,605	412,500	73,749	11,325		1,502,679
Daniel J. Blount	2007	416,667	20,000	303,740	539,720	216,665	9,000	(7)	1,505,792
Senior Vice President and Chief Financial Officer	2006	393,750	19,725	310,614	275,625	76,975	9,298		1,085,987
Stephen M. Humphrey	2007	575,000	20,000	2,256,388	—	—	5,918,286	(8)	8,769,674
Vice Chairman	2006	1,058,333	—	2,635,041	1,050,000	326,106	213,516		5,282,996
Wayne E. Juby	2007	322,500	20,000	587,784	358,065	95,984	9,000	(7)	1,393.333
Senior Vice President, Human Resources	2006	311,042	13,473	214,543	186,625	64,502	17,112		807,297
Michael R. Schmal	2007	363,333	20,000	329,110	470,635	370,035	9,000	(7)	1,562,113
Senior Vice President, Beverage	2006	350,000	11,988	362,051	245,000	136,031	16,812		1,121,882

(1)	Amounts shown in this column for 2007 reflect payments in lieu of perquisites. Amounts shown in this column for 2006 reflect payments in lieu of perquisites and guaranteed car allowance payments.

(2)	The dollar value of RSUs set forth in this column is equal to the compensation cost recognized during 2007 for financial statement purposes in accordance with Financial Accounting Standard 123R (“FAS 123R”), except no assumptions for forfeitures were included. This valuation method values RSUs granted during 2007 and previous years. A discussion of the assumptions used in calculating the compensation cost is set forth in Note 6 of the Notes to Consolidated Financial Statements included in GPC’s Annual Report on Form 10-K for the year ended December 31, 2007.

(3)	Information regarding the number of RSUs granted to the Named Executive Officers during 2007 is set forth in the Grants of Plan-Based Awards in Fiscal 2007 table. The Grants of Plan-Based Awards in Fiscal 2007 table also sets forth the aggregate grant date fair value of the RSUs granted during 2007 computed in accordance with FAS 123R.

(4)	The amounts set forth in this column for 2007 were earned during 2007 and paid in early 2008 under our 2007 MIP. Amounts set forth in this column for 2006 were earned during 2006 and paid in early 2007.

(5)	The amounts set forth in this column reflect the aggregate increase in the present value of each of the Named Executive Officers’ respective accumulated benefits under our pension plans.

(6)	The amount shown includes (i) matching contributions of $9,000 to the Company’s 401(k) Plan; (ii) $348 for spousal travel; (iii) $70,000 for country club initiation fees; and (iv) tax gross-ups of $49,201 relating to spousal travel and country club fees.

(7)	Amount represents matching contributions to the Company’s 401(k) Plan.

(8)	The amount shown includes (i) a payment of $5,000,000 pursuant to Mr. Humphrey’s Supplemental Executive Pension Plan; (ii) a $500,000 payment to Mr. Humphrey as consideration for his new Employment Agreement entered into on July 20, 2006; (iii) a payment of $55,289 for earned but unused vacation; (iv) a payment of $316,698 representing the value of certain stock options that Mr. Humphrey was unable to exercise during 2007; and (v) $46,299, which is the amount of interest that would have been paid on the $5.0 million non-interest bearing loan made to Mr. Humphrey, had such loan borne interest at 3.93% per annum, the applicable federal rate on December 19, 2001, the date on which the loan was extended (see “Certain Relationships and Related Transactions — Management Indebtedness” for additional information on the loan made to Mr. Humphrey in November 1999).

The following table sets forth information regarding the grants of annual cash incentive compensation and RSUs during 2007 to the Named Executive Officers.

Grants of Plan-Based Awards in Fiscal 2007

								All Other		Grant
								Stock		Date Fair
								Awards:		Value of
		Estimated Possible Payouts			Estimated Future Payouts			Number		Stock
		Under Non-Equity Incentive			Under Equity Incentive			Shares of		and
		Plan Awards(1)			Plan Awards(2)			of Stock		Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units		Awards(3)
Name and Principal Position	Date	($)	($)	($)	($)	(#)	(#)	(#)		($)

David W. Scheible	03/02/2007	0	750,000	1,500,000
President and	03/02/2007							155,457	(5)	719,766
Chief Executive Officer	03/02/2007				0	155,457	217,640			719,766
	05/15/2007							195,763	(6)	945,535
Daniel J. Blount	03/02/2007	0	291,667	583,333
Senior Vice President and	03/02/2007							50,762	(5)	235,028
Chief Financial Officer	03/02/2007				0	50,762	71,067			235.028
	05/15/2007							101,695	(6)	491,187
Stephen M. Humphrey	03/02/2007	(4)	(4)	(4)
Vice Chairman	05/15/2007							467,161	(6)	2,256,388
Wayne E. Juby	03/02/2007	0	193,500	387,000
Senior Vice President,	03/02/2007							40,926	(5)	189,487
Human Resources	03/02/2007				0	40,926	57,296			189,487
	05/15/2007							81,992	(6)	396,021
Michael R. Schmal	03/02/2007	0	254,333	508,662
Senior Vice President,	03/02/2007							44,416	(5)	205,646
Beverage	03/02/2007				0	44,416	62,182			205,646
	05/15/2007							88,984	(6)	429,793

(1)	The amounts set forth in these columns reflect the threshold, target and maximum cash payments that could have been earned during 2007 under the 2007 MIP.

(2)	The amounts set forth in these columns reflect the threshold, target and maximum number of RSUs that could have been earned during 2007 based upon the achievement of performance goals by GPC under the 2007 long-term incentive program (“2007 LTIP”). The amount of such awards will be determined and grants of such RSUs are expected to be made before June 2008.

(3)	The amounts set forth in this column reflect the number of RSUs granted multiplied by the closing price of GPC’s common stock on the date of grant. For estimated future awards, the amounts set forth in this column represent the value of awards at the target level as of March 2, 2007.

(4)	Pursuant to Mr. Humphrey’s Employment Agreement dated July 20, 2006, Mr. Humphrey was not eligible to receive a cash incentive award under the 2007 Management Incentive Plan.

(5)	These amounts reflect the number of RSUs granted during 2007 as Service RSUs under the 2007 LTIP.

(6)	These amounts reflect the number of RSUs earned during 2006 based upon the achievement of performance goals by GPC under the 2006 long-term incentive program. These RSUs were granted in May 2007.

Additional Information regarding the Summary Compensation Table and the Grants of Plan-Based Awards in Fiscal 2007 Table

Salary.  The amounts shown as salaries in the Summary Compensation Table for 2007 represent amounts actually paid and may not be the same as current base salary levels.

Bonus.  Amounts earned under the MIP, which in years prior to 2006 were reported in the “Bonus” column, are now reported in the “Non-Equity Incentive Plan Compensation” column.

Non-Equity Incentive Plan Compensation.  The Company’s annual Management Incentive Plan is designed to provide short-term incentive awards based upon the accomplishment by the Company of performance goals established at the beginning of each year. Awards are paid in cash during the first quarter of the following year.

Option/Stock Appreciation Rights Grants in 2007.  During 2007, none of the Named Executive Officers received grants of stock options or stock appreciation rights.

Stock Awards.  In 2007, the Compensation and Benefits Committee and the Board approved grants of RSUs under the 2004 Plan to our Named Executive Officers. These grants included Service RSUs that vest over a period of service and Performance RSUs that were based upon accomplishment of certain performance metrics.

The Service RSUs granted vest in three equal increments on the first, second and third anniversary of the date of grant and are payable 50% in shares of the Company’s common stock and 50% in cash two years thereafter upon the termination of a mandatory holding period. The Performance RSUs vest in full on the second anniversary of the date of grant and are payable 50% in shares of the Company’s common stock and 50% in cash two years thereafter upon the termination of a mandatory holding period.

Change in Pension Value and Deferred Compensation Earnings.  Amounts shown in the Change in Pension Value and Non-Qualified Deferred Compensation column of the Summary Compensation Table represent only the aggregate increase in the present value of accumulated benefits under our Pension Plans and Supplemental Plans, as the Company does not have an active deferred compensation plan.

The following table sets forth each outstanding award of stock options or RSUs held by the Named Executive Officers at the end of fiscal 2007.

Outstanding Equity Awards at 2007 Fiscal Year-End

	Option Awards				Stock Awards
							Equity
							Incentive
					Equity		Plan
					Incentive		Awards:
					Plan		Market
					Awards:		or Payout
					Number of		Value of
					Unearned		Unearned
	Number of				Shares,		Shares,
	Securities				Units		Units
	Underlying				or Other		or Other
	Unexercised		Option		Rights		Rights
	Options		Exercise	Option	That Have		That Have
	(#)		Price	Expiration	Not Vested		Not Vested
Name and Principal Position	Exercisable		($)	Date	(#)		($)
David W. Scheible	163,710		7.56	08/08/2013	108,757		401,313
President and Chief Executive Officer					195,763		722,365
					155,457		573,636
Daniel J. Blount	73,008		6.57	06/11/2009	9,900		36,531
Senior Vice President and	41,417		6.57	06/30/2009	56,497		208,474
Chief Financial Officer					101,695		375,255
	74,879		6.57	08/08/2013	3,000		11,070
					50,762		187,312
Stephen M. Humphrey	167,310	(1)	6.57	08/08/2013	—	(8)	—
Vice Chairman	310,667	(2)	6.57	05/07/2009	—		—
	342,225	(3)	6.57	03/31/2010	—		—
	306,780	(4)	6.57	03/31/2010	—		—
	1,331,194	(5)	7.88	01/01/2012	—		—
	1,368,900	(6)	7.88	01/01/2012	—		—
	1,673,100	(7)	7.88	01/01/2012	—		—
Wayne E. Juby	204,575		6.57	8/8/2013	28,050		103,505
Senior Vice President, Human Resources					81,992		302,550
					45,551		168,083
					40,926		151,017
					8,500		31,365
Michael R. Schmal	60,840		6.57	06/04/2009	31,350		115,682
Senior Vice President, Beverage	69,039		6.57	06/30/2009	9,500		35,055
	80,613		6.57	08/08/2013	49,435		182,415
					88,984		328,351
					44,416		163,895

(1)	Includes 60,840 options transferred to former spouse.

(2)	Includes 207,112 options transferred to former spouse.

(3)	Includes 228,150 options transferred to former spouse.

(4)	Includes 204,520 options transferred to former spouse.

(5)	Includes 609,754 options transferred to former spouse.

(6)	Includes 912,600 options transferred to former spouse.

(7)	Includes 608,400 options transferred to former spouse.

(8)	All of Mr. Humphrey’s RSUs vested upon December 31, 2007, the date of his retirement.

The following table sets forth the information regarding the number and value of stock options exercised and RSUs vested during 2007 for the Named Executive Officers.

Option Exercises and Stock Vested in 2007

	Option Awards		Stock Awards
	Number of	Value of	Number of	Value of
	Shares	Shares	Shares	Shares
	Acquired	Realized on	Acquired	Realized on
	on Exercise	Exercise	on Vesting	Vesting
Name and Principal Position	(#)	($)(1)	(#)	($)(2)

David W. Scheible	—	—	54,379	294,734
President and Chief Executive Officer
Daniel J. Blount	—	—	31,249	166,430
Senior Vice President and Chief Financial Officer
Stephen M. Humphrey	228,640	1,088,038	1,158,186	4,356,561
President and Chief Executive Officer
Wayne E. Juby	—	—	31,276	161,186
Senior Vice President, Human Resources
Michael R. Schmal	—	—	34,218	176,152
Senior Vice President, Beverage

(1)	Options exercised for the benefit of former spouse.

(2)	The value realized on the vesting of RSUs is based on the closing price of the Company’s common stock on the date of vesting. As described in the Compensation Discussion and Analysis, certain RSUs are not payable until the expiration of a mandatory two-year holding period that follows the date of full vesting of the grant.

Pension Benefits at 2007 Fiscal Year-End

		Number		Present	Payments
		of Years		Value of	During
		Credited		Accumulated	Last
		Service		Benefit	Fiscal Year
Name and Principal Position	Plan Name	(#)		($)(1)	($)

David W. Scheible	Riverwood International Employees Retirement Plan	8		250,943	0
President and Chief	Riverwood International Supplemental Retirement Plan	8		39,517	0
Executive Officer	Graphic Packaging Retirement Plan	5	(2)	70,593	0
	Graphic Packaging Supplemental Retirement Plan	5	(2)	92,101	0
Daniel J. Blount	Riverwood International Employees Retirement Plan	9		525,993	0
Senior Vice President and Chief Financial Officer	Riverwood International Supplemental Retirement Plan	9		300,936	0
Stephen M. Humphrey	Riverwood International Employees Retirement Plan	10		972,237	0
Vice Chairman	Riverwood International Supplemental Retirement Plan	10		1,596,568	0
	Graphic Packaging International, Inc. Supplemental Executive Pension Plan	22	(3)	0	5,000,000
Wayne E. Juby	Riverwood International Employees Retirement Plan	7		304,426	0
Senior Vice President, Human Resources	Riverwood International Supplemental Retirement Plan	7		21,416	0
Michael R. Schmal	Riverwood International Employees Retirement Plan	26		1,261,212	0
Senior Vice President, Beverage	Riverwood International Supplemental Retirement Plan	26		73,881	0

(1)	The valuation method and assumptions used in calculating the present value of the accumulated benefits is set forth in Note 9 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

(2)	Mr. Scheible was transferred to the Riverwood International Employees Retirement Plan and the Riverwood International Supplemental Retirement Plan from the Graphic Packaging Retirement Plan and the Graphic Packaging Supplemental Retirement Plan as of December 31, 2004. Benefits under the Graphic Packaging Retirement Plan and the Graphic Packaging Supplemental Retirement Plan were frozen as of the date of transfer.

(3)	Mr. Humphrey’s benefit under the Graphic Packaging International, Inc. Supplemental Executive Pension Plan was paid in a lump sum. Such benefit would have been forfeited if Mr. Humphrey’s employment had terminated before March 31, 2007.

Additional Information regarding the Pension Benefits at 2007 Fiscal Year-End

The Riverwood International Employees Retirement Plan and Riverwood International Supplemental Retirement Plan.  All U.S. salaried employees who satisfy the service eligibility criteria and who are not participants in the Graphic Packaging Retirement Plan (the “GPIC Retirement Plan”) are participants in the Riverwood International Employees Retirement Plan (the “Employees Retirement Plan”). Pension benefits under this plan are limited in accordance with the provisions of the Internal Revenue Code (the “Code”) governing tax-qualified pension plans. The Company also maintains the Riverwood International Supplemental Retirement Plan for participants in the Employees Retirement Plan that provides for payment to participants of retirement benefits equal to the excess of the benefits that would have been earned by each participant had the limitations of the Code not applied to the Employees Retirement Plan and the amount actually earned by such participant under such plan. Messrs. Humphrey, Coors, Scheible, Blount and Schmal are each eligible to participate in these pension plans. Benefits under the Riverwood International Supplemental Retirement Plan are not pre-funded; such benefits are paid by the Company.

Annual remuneration, defined as “Salary” in the Employees Retirement Plan, includes annual salary paid, amounts paid as bonuses under the annual incentive compensation plan and certain other bonus awards, but excludes payments under any equity incentive plan or long-term incentive plan.

As of December 31, 2007, Messrs. Scheible, Blount, Humphrey, Juby and Schmal had the completed years of credited service set forth above in the Pension Benefit Table. Estimated benefits have been calculated on the basis of a straight-life annuity form of payment and are not subject to a reduction to reflect the payment of Social Security benefits or other offset amounts. The years of service calculated for Mr. Scheible include years of service credited under the GPIC Retirement Plan described below. Mr. Scheible participated in the GPIC Retirement Plan until January 1, 2005 when he was transferred into the Employees Retirement Plan.

GPIC Retirement Plan.  The Company’s U.S. salaried employees who (i) were previously employed by GPIC, (ii) satisfy the service eligibility criteria and (iii) do not participate in the Employees Retirement Plan participate in the GPIC Retirement Plan. Pension benefits under the GPIC Retirement Plan are limited in accordance with the provisions of the Code governing tax qualified pension plans. GPIC also maintains the Graphic Packaging Supplemental Retirement Plan that provided the benefits that were not payable from the qualified retirement plan because of limitations under the Code. None of the Company’s Named Executive Officers participated in the GPIC Retirement Plan during 2007.

Supplemental Executive Pension Plan.  In April 2006, the Company established the Graphic Packaging International, Inc. Supplemental Executive Pension Plan for Mr. Humphrey. Pursuant to this plan, Mr. Humphrey received a benefit equal to the amount that he would be paid for an additional 22 years of service under the Employees Retirement Plan described above, $5,000,000 in a lump sum payment on March 31, 2007. The benefit paid under the plan was not pre-funded, and the plan was intended to be a nonqualified, deferred compensation plan.

Deferred Compensation.  None of the named Executive Officers participated in a deferred compensation plan in 2007.

The following table provides information as of December 31, 2007, with respect to the Company’s compensation plans under which equity securities are authorized for issuance:

Equity Compensation Plan Information

	Number of Securities			Number of Securities Remaining
	to be Issued Upon		Weighted-Average	Available for Future Issuance
	Exercise of		Exercise Price of	Under Equity Compensation
	Outstanding Options,		Outstanding Options,	Plans (Excluding Securities
	Warrants and Rights		Warrants and Rights	Reflected in Column(a))
Plan Category	(#)		($)(3)	(#)

Equity compensation plans approved by stockholders(1)	17,796,905	(2)	7.41	11,513,388
Equity compensation plans not approved by stockholders	—		—	—
Total	17,796,905	(2)	7.41	11,513,388

(1)	These plans are the Graphic Packaging Corporation 2004 Stock and Incentive Compensation Plan (the “2004 Plan”), the 2003 Riverwood Holding, Inc. Long-Term Incentive Plan, the 2003 Riverwood Holding, Inc. Directors Stock Incentive Plan, the Riverwood Holding, Inc. 2002 Stock Incentive Plan, the Riverwood Holding, Inc. Supplemental Long-Term Incentive Plan, the Riverwood Holding, Inc. Stock Incentive Plan, the Graphic Packaging Equity Incentive Plan, and the Graphic Packaging Equity Compensation Plan for Non-Employee Directors. With the exception of the 2004 Plan, each of these plans has been amended to provide that no additional awards will be granted thereunder.

(2)	Includes an aggregate of 12,730,238 stock options, 4,989,894 RSUs and 76,773 shares of phantom stock.

(3)	Weighted-average exercise price of outstanding options; excludes RSUs and shares of phantom stock.

EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

Employment Agreements

Each of the Named Executive Officers has an employment agreement with GPC that is being continued by the Company, except for Mr. Humphrey who retired on December 31, 2007. Each of the agreements with Messrs. Blount, Juby and Schmal has an initial term of one year beginning on July 20, 2006. Mr. Scheible’s agreement has an initial one year term beginning on August 8, 2007 and Mr. Humphrey’s agreement has a one year term beginning January 1, 2007. Each agreement other than Mr. Humphrey’s automatically extends upon the same terms and conditions for additional one-year periods until terminated by the Company or the Named Executive Officer.

Each of the agreements provides the minimum base salary set forth in the table below and the right to participate in the Company’s incentive compensation programs for senior executives at a level commensurate with the Named Executive Officer’s position and duties with the Company and based on such performance targets as may be established from time to time by the Company’s Board of Directors or a committee thereof. Each of the agreements provide for an annual target bonus opportunity for 2007 equal to the percentage of base salary set forth in the table below.

Each of the agreements specifies that during the executive’s employment, the Company shall provide certain employee benefits, including life, medical, dental, accidental death and dismemberment, business travel accident, prescription drug and disability insurance in accordance with the programs of the Company then available to its senior executives. The executives are also entitled to participate in all of the Company’s profit sharing, pension, retirement, deferred compensation and savings plans applicable to senior executives, as such plans may be amended and in effect from time to time.

During each year of employment, each of the Named Executive Officers are entitled to a perquisite allowance of $20,000. This allowance may be used by the Named Executive Officer for, among other things, tax preparation services, financial planning services, home security services, executive physicals, dues of airline, luncheon, country or athletic clubs or automobile expenses.

In the event that a Named Executive Officer’s employment is terminated due to a disability that prevents the performance of his duties for a period of six months or longer, the Company shall pay his full base salary through the date of termination. In the case of termination due to death, the Company will pay his full base salary for the payroll period in which death occurs, plus an additional one month’s salary. In addition to base salary payments, a Named Executive Officer terminated due to disability or death will receive a pro-rated bonus for the portion of the calendar year in which his termination of employment occurs.

With respect to each of Messrs. Scheible, Blount, Juby and Schmal, in the event that the Company terminates his employment without cause, or any of them terminates his employment for good reason, the agreements provide for severance of:

•	base salary for a period ending on the first anniversary of the date of termination (on the second anniversary with respect to Mr. Scheible);

•	welfare benefits for a period ending on the first anniversary of the date of termination;

•	a pro-rata incentive bonus for the year in which termination occurs, assuming that all performance targets had been achieved as of the date of termination (multiplied by two with respect to Mr. Scheible); and

•	outplacement and career counseling services with a value not in excess of $25,000.

See “Potential Payments Upon Termination Without Cause or for Good Reason.”

Each of the agreements provides that the Named Executive Officer may not work for a competitor of the Company for a period of one year after his employment terminates (two years with respect to Mr. Scheible). Each of the executives is also prohibited from (i) employing or soliciting employees of the Company for employment, (ii) interfering with the Company’s relationship with its employees or (iii) soliciting or attempting to establish any competitive business relationship with a customer, client or distributor of the Company for a period of one year after termination of employment (two years with respect to Mr. Scheible).

Specific terms for each of the employment agreements are set forth below:

	Annual	Annual
	Base	Target
	Salary	Bonus
Name and Principal Position	($)	(%)

David W. Scheible	700,000	100%
President and Chief Executive Officer(1)
Daniel J. Blount	400,000	70%
Senior Vice President and Chief Financial Officer
Stephen M. Humphrey	575,000	—
Vice Chairman
Wayne E. Juby	310,000	60%
Senior Vice President, Human Resources
Michael R. Schmal	350,000	70%
Senior Vice President, Beverage

Potential Payments Upon Termination without Cause or for Good Reason

The table below reflects the amount of compensation that would become payable to each of the Named Executive Officers under existing plans and arrangements if the Named Executive Officer’s employment was terminated by the Company without cause or by the Named Executive Officer for good reason as of December 31, 2007, given the Named Executive Officer’s compensation and service levels as of such date and, if applicable, based on the Company’s closing stock price on that date. These benefits are in addition to benefits available prior to the occurrence of any termination of employment and benefits available to all salaried employees, such as distributions under the Company’s 401(k) Savings Plans and accrued vacation pay. These benefits are also in addition to the benefits described above in the Pension Benefits at Fiscal Year-End 2007 Table.

The actual amounts that would be paid upon a Named Executive Officer’s termination of employment can be determined only at the time of an executive’s actual separation from the Company. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include the timing during the year of any such event, the maximum payouts under any incentive plans, and the executive’s age.

			Company-
		Value of	Paid Portion
	Cash	Outstanding	of Welfare	Outplacement
	Severance(1)	Equity Awards(2)	Benefits	Services(3)	Total

David W. Scheible	$2,400,000	$1,697,314	$16,411	$25,000	$4,122,314
President and Chief Executive Officer
Daniel J. Blount	$714,000	$818,642	$12,683	$25,000	$1,557,642
Senior Vice President and Chief Financial Officer
Stephen M. Humphrey	$0	$0	$0	$0	$0
Vice Chairman
Wayne E. Juby	$537,600	$756,520	$9,941	$25,000	$1,319,120
Senior Vice President, Human Resources
Michael R. Schmal	$622,200	$825,398	$12,372	$25,000	$1,472,598
Senior Vice President, Beverage

(1)	This amount assumes payout of amounts under the MIP at target level.

(2)	These amounts represent the value of awards that are or would become vested in connection with a termination without cause or for good reason and are reported at market value on December 31, 2007.

(3)	These amounts represent the maximum value of outplacement services allowed under the employment agreements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Board recognizes that Related Party Transactions (as defined below) can present potential or actual conflicts of interest and create the appearance that Company decisions are based on considerations other than the best interests of the Company and its stockholders. In March 2007, the Board of GPC delegated authority to the Audit Committee to review and approve Related Party Transactions, and the Audit Committee has adopted a Policy Regarding Related Party Transactions.

The Policy Regarding Related Party Transactions defines a “Related Party Transaction” as any transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) in which (a) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year, (b) the Company is a participant, and (c) any Related Party (as defined below) has or will have a direct or indirect interest, other than an interest that arises solely as a result of being a director or beneficial owner of less than 10% of another entity. The policy defines a “Related Party” as any (a) person who is or was since the beginning of the last fiscal year an executive officer, director or nominee for election as a director of the Company, (b) any beneficial owner of more than 5% of the Company’s common stock, (c) an immediate family member of any of the foregoing, or (d) any firm, corporation or other entity in which any of the foregoing is employed, is a principal or serves in a similar position, or has a beneficial ownership of more than 5%.

The Policy Regarding Related Party Transactions provides that the Audit Committee shall review all of the material facts and circumstances of all Related Party Transactions and either approve, ratify or disapprove of the entry into the Related Party Transaction. In determining whether to approve a Related Party Transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the Related Party Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances, the benefits to the Company, the extent of the Related Person’s interest in the transaction, and if the Related Party is a director or a nominee for director, the impact on such director’s independence. The policy provides that certain Related Party Transactions, including certain charitable contributions, transactions involving competitive bids and transactions in which all stockholders receive proportional benefits, are pre-approved and do not require an individual review by the Audit Committee.

You may find a copy of the Policy Regarding Related Party Transactions on the Company’s website at www.graphicpkg.com in the Investor Relations section under Corporate Governance.

Stockholders Agreement

On July 9, 2007 certain entities that would become significant stockholders of GPHC after the completion of the Altivity Transaction (the “Covered Stockholders”) entered into a Stockholders Agreement, that became effective upon completion of the Altivity Transaction (the “Stockholders Agreement”). The Covered Stockholders are certain Coors family trusts (the “Coors Family Stockholders”), the CD&R Fund, EXOR, Field Holdings, Inc. and certain affiliates of TPG Capital, LP (the “TPG Entities”). The parties made agreements regarding matters further described below, that, among other things: (i) provide the Covered Stockholders certain rights to designate members of GPHC’s Board of Directors; (ii) restricts the ability of the Covered Stockholders to transfer their shares of GPHC common stock; and (iii) limits the Covered Stockholders from acquiring additional shares of GPHC common stock and from taking certain other actions with respect to GPHC.

Composition of GPHC’s Board of Directors.  Under the terms of the Stockholders Agreement, the Board of Directors of GPHC will initially consist of thirteen members, which will include eight of the nine members of GPC’s Board of Directors prior to the closing of the Altivity Transaction, classified into three classes. Class I will initially consist of five members, and classes II and III will each initially consist of four members. The initial term of each class, starting with Class I, will expire at the first, second and third annual meetings of stockholders following the completion of the Altivity Transaction.

Upon consummation of the Altivity Transaction, GPHC’s Board of Directors will consist of John R. Miller (who will be the Chairman), G. Andrea Botta, Jeffrey H. Coors, Kevin J. Conway, Harold R. Logan, Jr., David W. Scheible, John D. Beckett, Robert W. Tieken, George V. Bayly, Kelvin L. Davis, Michael G. MacDougall, Jeffrey Liaw and Jack A. Fusco. Jeffrey H. Coors is the Coors Family Stockholders’ designee; Kevin J. Conway is the CD&R Fund’s designee; and G. Andrew Botta is EXOR’s designee. Kelvin L. Davis, Michael G. MacDougall and Jeffrey Liaw are the TPG Entities’ designees.

Designation Rights.  The Stockholders Agreement provides that each of the Coors Family Stockholders, the CD&R Fund, EXOR and the TPG Entities will have the right, subject to requirements related to stock ownership, to designate a certain number of individuals for nomination for election to the Board of Directors of GPHC as described below. Each of the Coors Family Stockholders, the CD&R Fund and EXOR is entitled to designate one individual for nomination for election to the Board for so long as each such stockholder owns at least 3% of the fully diluted shares of GPHC common stock.

The TPG Entities, as a group, are entitled to designate the following number of individuals for nomination for election to the GPHC Board of Directors for so long as they meet the requirements related to stock ownership specified below:

•	three individuals for so long as the TPG Entities own at least 20% of the fully diluted shares of GPHC common stock in the aggregate;

•	two individuals for so long as the TPG Entities own at least the lesser of (i) 16% of the fully diluted shares of GPHC common stock in the aggregate or (ii) the percentage of GPHC common stock then held by the Coors Family Stockholders, but not less than 10%; and

•	one individual for so long as the TPG Entities own at least 3% of the fully diluted outstanding shares of GPHC common stock.

The Stockholders Agreement further provides that each of the other directors, not designated in the manner described above, will be independent directors, as described below, designated for nomination by the Nominating and Corporate Governance Committee of the Board.

Pursuant to the Stockholders Agreement, at each meeting of the stockholders of GPHC at which directors of GPHC are to be elected, GPHC will recommend that the stockholders elect to the Board of Directors of GPHC the designees designated by the Coors Family Stockholders, the CD&R Fund, EXOR and the TPG Entities. In addition, the then-serving Chief Executive Officer of GPHC shall be nominated for election to the Board.

In the event that the Coors Family Stockholders, the CD&R Fund, EXOR or the TPG Entities lose the right to designate a person to the Board, such designee will resign immediately upon receiving notice from the Nominating and Corporate Governance Committee that it has identified a replacement director, and will resign in any event no later than 120 days after the designating person or entity loses the right to designate such designee to the Board. The Board seat formerly occupied by such designee shall become a seat for an additional GPHC independent director to be selected solely by the Nominating and Corporate Governance Committee, or the Board may determine to reduce its size by the number of vacated Board seats.

An “independent director” is a director who: (i) is not an officer or employee of GPHC or any of its affiliates, (ii) is not an officer or employee of any Covered Stockholder or, if such Covered Stockholder is a trust, a direct or indirect beneficiary of such trust and (iii) meets the standards of independence under applicable law and the requirements applicable to companies listed on the NYSE.

Agreement to Vote for Directors; Vacancies.  Each Covered Stockholder agrees to vote all of the shares owned by such Covered Stockholder in favor of the CEO director and each of the parties’ designees to the Board, and to take all other steps within such Covered Stockholder’s power to ensure that the composition of the Board is as contemplated by the Stockholders Agreement.

As long as the Coors Family Stockholders, the CD&R Fund, EXOR or the TPG Entities, as the case may be, has the right to designate a person for nomination for election to the Board, at any time at which the seat occupied by such party’s designee becomes vacant as a result of death, disability, retirement, resignation, removal or otherwise, such party will be entitled to designate for appointment by the remaining directors an individual to fill such vacancy and to serve as a director. GPHC and each of the Covered Stockholders has agreed to take such actions as will result in the appointment to the Board as soon as practicable of any individual so designated by the Coors Family Representative, the CD&R Fund, EXOR or the TPG Entities.

In addition, each Covered Stockholder has agreed that: (i) it will not vote or give any proxy or written consent in favor of the removal as a director of GPHC of any of the designees of the Covered Stockholders (other than such Covered Stockholders own designee) without the prior written consent of the applicable Covered Stockholder unless such designee has taken any action contrary to the Stockholders Agreement; (ii) it will not give any proxy with respect to shares of GPHC common stock entitling the holder of such proxy to vote on the election of directors unless the holder of such proxy has agreed to comply with the obligations of the Stockholders Agreement; and (iii) if, in connection with the election of any director, any Covered Stockholder indicates that it will not vote as required by the Stockholders Agreement or votes or gives any proxy in contravention of the Stockholders Agreement, such breaching Covered Stockholder constitutes the Covered Stockholder whose interests are detrimentally affected by such failure to vote as the breaching Covered Stockholder’s irrevocable proxy and attorney-in-fact to vote the breaching Covered Stockholder’s shares in accordance with the Stockholders Agreement.

At any time at which a vacancy is created on the Board as a result of the death, disability, retirement, resignation, removal or otherwise of one of the independent directors before the expiration of his or her term as director, the Nominating and Corporate Governance Committee will notify the Board of a replacement who is a GPHC independent director. Each of GPHC and the Covered Stockholders has agreed to take such actions as will result in the appointment of such replacement to the Board as soon as practicable.

Actions of the Board of Directors; Affiliate Agreements.  The Stockholders Agreement provides that actions of the Board will require the affirmative vote of at least a majority of the directors present in person or by telephone at a duly convened meeting at which a quorum is present, or the unanimous written consent of the Board, except that a Board decision regarding the merger, consolidation or sale of substantially all the assets of GPHC will require the affirmative vote of a majority of the directors then in office. In addition, a decision by GPHC to enter into, modify or terminate any agreement with an affiliate of the Coors Family Stockholders, the CD&R Fund, EXOR or the TPG Entities will require the affirmative vote of a majority of the directors not nominated by a Covered Stockholder which, directly or indirectly through an affiliate, has an interest in that agreement.

Committees of the Board of Directors.  The Stockholders Agreement provides for the Board to have an Audit Committee, a Compensation and Benefits Committee and a Nominating and Corporate Governance Committee as follows:

•	the Audit Committee will have at least three members, each of whom will be an independent director;

•	the Compensation and Benefits Committee will have three members, each of whom will be an independent director;

•	the Nominating and Corporate Governance Committee will have five members, consisting of the directors designated by the Coors Family Stockholders, the CD&R Fund, EXOR and two of the directors designated by the TPG Entities. The chairman of the Nominating and Corporate Governance Committee shall be any member of the committee chosen by an affirmative vote of a majority of the members of the committee; provided, however, that initially the chairman shall be John R. Miller, who shall be a non-voting chairman, and in which case the committee shall have six members.

Each of GPHC and the Covered Stockholders has agreed to take all steps within their power to ensure that the composition of the Board’s committees are as provided in the Stockholders Agreement. The rights described above of each of the Covered Stockholders to have its director designee sit as a member of Board committees will cease at such time as such stockholder holds less than 3% of the fully diluted shares of GPHC common stock, and in the case of the two TPG Entities’ designees on the Nominating and Corporate Governance Committee, one such designee shall resign from the committee at such time as the TPG Entities have the right to designate only one director for nomination for election to the Board. The GPHC Board of Directors will fill any committee seats that become vacant in the manner provided in the preceding sentence with independent directors. The Board is prohibited from forming an executive committee.

Transfer Restrictions.  The Covered Stockholders are generally restricted from transferring their shares until the expiration of a lock-up period of 180 days after closing of the transactions. After the expiration of the lock-up period, the Covered Stockholders may transfer their shares:

•	to GPHC or in a transaction approved by the GPHC Board of Directors;

•	to certain affiliated permitted transferees that agree to be bound by the Stockholders Agreement;

•	pursuant to a public offering; or

•	pursuant to a transfer made in accordance with Rule 144 of the Securities Act or that is exempt from the registration requirements of the Securities Act, to any person so long as such transferee would not own in excess of 5% of the fully diluted shares of GPHC common stock.

The share certificates owned by each Covered Stockholder or the statements reflecting the book-entry ownership of shares by each Covered Stockholder will bear customary legends with respect to transfer restrictions.

Standstill Agreement.  The Covered Stockholders are also subject to standstill provisions that generally restrict the Covered Stockholders from acquiring additional equity securities of GPHC (or any rights to purchase equity securities) that would increase such Covered Stockholder’s beneficial ownership of GPHC common stock on a percentage basis greater than the percentage held as of the closing date of the Altivity Transaction, or otherwise take action to increase such Covered Stockholder’s control over GPHC. These restrictions prohibit the Covered Stockholders from taking the following actions, among other items:

•	acquiring the beneficial ownership of additional equity securities (or the rights to purchase equity securities) of GPHC, subject to certain exceptions;

•	making or participating in any solicitation of proxies to vote any securities of GPHC in an election contest;

•	participating in the formation of a group with respect to shares of GPHC common stock (except to the extent such group is formed with respect to the Stockholders Agreement or the Registration Rights Agreement);

•	granting any proxy to any person other than GPHC or its designees to vote at any meeting of the GPHC stockholders;

•	initiating or soliciting stockholders for the approval of one or more stockholder proposals with respect to GPHC;

•	seeking to place a representative on the GPHC Board of Directors, except as contemplated by the Stockholders Agreement;

•	seeking to publicly call a meeting of the GPHC stockholders;

•	making any public announcement or proposal with respect to any form of business combination involving GPHC; and

•	disclosing any plan to do any of the foregoing or assist or encouraging any third party to do any of the foregoing.

Once the TPG Entities transfer GPHC common stock such that their aggregate percentage holdings of the outstanding GPHC common stock drops below 25%, and then below 15%, respectively, the TPG Entities may not acquire beneficial ownership on a percentage basis of shares greater than 25% or 15%, as the case may be.

Effectiveness; Term of Stockholders Agreement.

The Stockholders Agreement became effective upon the closing of the Altivity Transaction. The Stockholders Agreement will terminate under the following circumstances:

•	by the unanimous consent of GPHC and the Covered Stockholders;

•	with respect to any Covered Stockholder, at such time as such Covered Stockholder holds less than 3% of the fully diluted shares of GPHC common stock;

•	except with respect to the standstill provisions, at such time as no more than one of the Covered Stockholders holds more than 3% of the fully diluted shares of GPHC common stock;

•	except with respect to the standstill provisions, at such time as approved by each of the Covered Stockholders who holds in excess of 3% of the fully diluted shares of GPHC common stock; or

•	upon the fifth anniversary of the effective date of the Stockholders Agreement; provided, however, that the confidentiality provisions of the Stockholders Agreement shall survive for one year following the termination of the Stockholders Agreement.

Notwithstanding the foregoing, the standstill provisions of the Stockholders Agreement will terminate on the earlier of the date on which the TPG Entities or the Covered Stockholders other than the TPG Entities collectively, beneficially own less than 10% of the fully diluted shares of GPHC common stock and the third anniversary of the closing of the Altivity Transaction; provided, however, that in no event will the standstill provisions of the Stockholders Agreement terminate prior to the second anniversary of the closing of the Altivity Transaction.

Registration Rights Agreement

On July 7, 2007, GPHC, and the Coors Family Stockholders, the CD&R Fund, EXOR, the TPG Entities and certain other anticipated stockholders of GPHC entered into a Registration Rights Agreement.

Such Registration Rights Agreement became effective immediately upon the completion of the Altivity Transaction. The Registration Rights Agreement provides that 180 days following the closing, the stockholder parties to the agreement representing 10% of the number of outstanding shares of GPHC (for the first two requests) and 5% at all times thereafter (which percentage drops to 3% to the extent the stockholder has held less than 5% for more than 180 days prior to the request), may request on one or more occasions that GPHC prepare and file a registration statement (including, except as to the initial registration, a shelf registration statement pursuant to Rule 415 under the Securities Act, providing for an offering to be made on a continuous basis, if so requested and if GPHC is eligible to use Form S-3) relating to the sale of their GPHC common stock. Notwithstanding the previous sentence, the first request must be made by at least two of four of the Coors Family Stockholders, the CD&R Fund, EXOR and the TPG Entities, although only one of such four stockholders actually need offer its shares, and the first registration and offering must be a marketed underwritten offering.

Upon receipt of such a request, GPHC is required to promptly give written notice of such requested registration to all holders of registrable securities under the Registration Rights Agreement and, thereafter, to use its reasonable best efforts to effect the registration under the Securities Act of all registrable securities which it has been requested to register pursuant to the terms of the Registration Rights Agreement. GPHC is not required to effect a registration requested by the stockholder parties for 180 days after the effectiveness of the registration statement for the first registration effected pursuant to such a request. In all cases, GPHC’s obligations to register the registrable securities are subject to the minimum and maximum offering size limitations set forth below.

The stockholder parties have the right to request that any offering requested by them under the Registration Rights Agreement be an underwritten offering. In such case, the requesting stockholder parties by majority of shares requested to be included in the registration will have the right to select one or more underwriters to administer the requested offering, subject to approval by the finance committee (described below), which shall not be unreasonably withheld.

With respect to the first two requests to effect a registration, GPHC will not be required to effect such registration if such requests relate to less than 10% of the outstanding shares of common stock. Any request for registration after the first two requests will be subject to a minimum offering size of 5% of the outstanding shares of GPHC common stock.

If the stockholder parties request registration of any of their shares of GPHC common stock, GPHC is required to prepare and file a registration statement with the SEC as soon as possible, and no later than 60 days after receipt of the request (45 days in the case of a Form S-3 registration statement), subject to the right of GPHC and the finance committee described below to delay such filing.

GPHC is permitted to postpone an offering for a reasonable time period that does not exceed 60 days if the GPHC Board of Directors determines that the offering would reasonably be expected to materially adversely affect or materially interfere with a material financing of GPHC or a material transaction under consideration by GPHC or would require disclosure of information that has not been, and is not otherwise required to be, disclosed to the public, the premature disclosure of which could materially adversely affect GPHC, subject to certain limitations.

If GPHC is participating in a sale with other stockholders who have requested registration and GPHC and holders of a majority of the shares requesting registration determine that the offering should be limited due to market conditions, GPHC is permitted to include no more than 25% of its shares in the total number of shares of GPHC common stock being offered in such offering.

Incidental Registration Rights.  In the event that GPHC proposes to register equity securities, subject to certain limitations, GPHC is required to promptly give written notice of such proposed registration to all holders of registrable securities (as defined below). Under certain circumstances, GPHC will be obligated to include in such registration the securities of such stockholders desiring to sell their GPHC common stock. If GPHC is advised by the managing underwriters (or, in connection with an offering that is not underwritten, by an investment banking firm of nationally recognized standing involved in such offering) that the offering should be limited due to market conditions, securities being sold by GPHC will have priority in being included in such registration.

Fees and Expenses.  GPHC is generally obligated to pay the expenses related to such registrations, except in the cases where stockholders requesting registration have refused to proceed with the transaction.

Finance Committee.  Under the terms of the Registration Rights Agreement, GPHC and the GPHC stockholders party thereto will create a finance committee which will initially consist of two representatives designated by the TPG Entities, the Chief Executive Officer of GPHC, and one representative of each of the Coors Family Stockholders, the CD&R Fund and EXOR. Each party’s right to membership on the Finance Committee ends at the same time as its right to nominate members of the GPHC Board of Directors ends under the Stockholders Agreement. The finance committee will have the authority to specify reasonable limitations on a registration or offering requested pursuant to the Registration Rights Agreement, including setting the maximum size of the registration or offering, the timing of registration or offering, the underwriters and the plan of distribution. Notwithstanding the foregoing, the finance committee does not have the authority to delay a proposed registration or offering for more than three months, subject to certain further limitations.

Termination.  The Registration Rights Agreement will terminate on the earliest to occur of its termination by unanimous consent of the parties thereto, the date on which no shares of GPHC common stock subject to the agreement are outstanding, or the dissolution, liquidation or winding up of GPHC.

The CD&R Fund

The CD&R Fund is a private investment fund managed by CD&R. The general partner of the CD&R Fund is Associates V, and the general partners of Associates V are Associates II, CD&R Investment Associates, Inc., and CD&R Cayman Investment Associates, Inc. Mr. Ames, who served as Director Emeritus on the Board of Directors of GPC, is a principal of CD&R, a Director of Associates II and a limited partner of Associates V, was the Chairman of the Board of Riverwood Holding, Inc. , the predecessor to GPC (“Riverwood”), until the merger of such company with GPIC to form GPC. Mr. Conway, who is a principal of CD&R, a Director of Associates II and a limited partner of Associates V, is one of the Company’s Directors.

Riverwood entered into an indemnification agreement dated March 27, 1996, with CD&R and the CD&R Fund pursuant to which Riverwood agreed to indemnify CD&R, the CD&R Fund, Associates V, Associates II, together with any other general partner of Associates V, and their respective directors, officers, partners, employees, agents, advisors, representatives and controlling persons against certain liabilities arising under the federal securities laws, liabilities arising out of the performance of a certain consulting agreement between Riverwood and CD&R that is no longer effective, and certain other claims and liabilities.

Management Indebtedness

In November 1999, Riverwood loaned Stephen M. Humphrey, who at that time was Riverwood’s President and Chief Executive Officer, $5.0 million pursuant to a full-recourse, non-interest bearing promissory note, which was amended in December 2001. The promissory note became due and payable on March 26, 2007 and was repaid in full.

The Sarbanes-Oxley Act of 2002 prohibits the granting of any personal loans to or for the benefit of any executive officers or directors and the modification or renewal of any such existing personal loans. Neither GPC nor the Company has granted any new personal loans to or for the benefit of the executive officers or directors or modified or renewed the loan to Mr. Humphrey since the effective date of such provision.

Coors Family Relationships

William K. Coors, Joseph Coors, Jr., Jeffrey H. Coors, Peter H. Coors, John K. Coors, William Grover Coors, J. Bradford Coors, Timothy I. Coors, Douglas M. Coors, Peter J. Coors, Melissa E. Coors and Christian Coors Ficeli are directors of Adolph Coors Co., LLC, a Wyoming limited liability company that serves as the sole trustee of seven of the Coors family trusts. Collectively, William K. Coors, Jeffrey H. Coors, the Coors family trusts and the Adolph Coors Foundation own 18.35% of the Company’s outstanding common stock. In addition, one of those trusts owns approximately 30% of the voting common stock of Molson Coors Brewing Company (formerly, the Adolph Coors Company) and a related entity owns 100% of CoorsTek, Inc. (“CoorsTek”).

Jeffrey H. Coors, John K. Coors, Joseph Coors, Jr., Peter H. Coors and William Grover Coors are brothers. Jeffrey H. Coors served as GPC’s Vice Chairman until December 31, 2007 and continues to serve as a member of the Board of Directors. Timothy I. Coors is the son of Jeffrey H. Coors and was an employee of the Company until December 20, 2007. J. Bradford Coors and Douglas M. Coors are the sons of Joseph Coors, Jr., and employees of CoorsTek. Melissa E. Coors and Christian Coors Ficeli are Peter H. Coors’ daughters and employees of Molson Coors Brewing Company. Peter J. Coors is the son of Peter H. Coors and an employee of Molson Coors Brewing Company. William K. Coors served as a Director Emeritus on the Company’s Board until March 13, 2007. Peter H. Coors is an executive officer and director of Molson Coors Brewing Company. John K. Coors is an executive officer and director of CoorsTek. The Company and GPC, Molson Coors Brewing Company and CoorsTek, or their subsidiaries, have certain business relationships and have engaged in certain transactions with one another, as described below.

Transactions with Adolph Coors Company.  On December 28, 1992, GPIC was spun off from Adolph Coors Company and since that time Adolph Coors Company has had no ownership interest in GPIC. However, certain Coors family trusts had significant interests in both GPIC and Adolph Coors Company. GPIC also entered into various business arrangements with the Coors family trusts and related entities from time-to-time since its spin-off. GPIC’s policy was to negotiate market prices and competitive terms with all third parties, including related parties.

GPIC originated as the packaging division of Adolph Coors Company. At the time of the spin-off from Adolph Coors Company, GPIC entered into an agreement with Coors Brewing Company to continue to supply its packaging needs. GPC executed a supply agreement, effective April 1, 2004, with Coors Brewing Company (now a subsidiary of Molson Coors Brewing Company) that expires on December 31, 2009. GPC and the Company continue to sell packaging products to Molson Coors Brewing Company; such sales accounted for approximately $85 million of GPC’s consolidated net sales for the year ended December 31, 2007.

One of the Company’s subsidiaries, Golden Equities, Inc., is the general partner of Golden Properties, Ltd., a limited partnership in which Coors Brewing Company is the limited partner. Prior to August 2003, Golden Equities, Inc. was a subsidiary of GPIC. The partnership owns, develops, operates and sells certain real estate previously owned directly by Coors Brewing Company or Adolph Coors Company. As of December 31, 2007, GPC owed Golden Properties, Ltd. approximately $2.9 million of debt and accrued interest. GPC received a distribution of capital of $.8 million in 2007, as well as approximately $.6 million as a distribution of earnings.

Transactions with CoorsTek.  The spin-off of CoorsTek from GPIC was made pursuant to a distribution agreement between GPIC and CoorsTek in December 1999. It established the procedures to affect the spin-off and contractually provided for the distribution of the CoorsTek common stock to GPIC’s stockholders, the allocation to CoorsTek of certain assets and liabilities and the transfer to and assumption by CoorsTek of those assets and liabilities. In the distribution agreement, CoorsTek agreed to repay all outstanding intercompany debt owed by CoorsTek to GPIC together with a special dividend. The total amount of the repayment and the special dividend was $200 million. Under the distribution agreement, GPIC and CoorsTek each agreed to retain, and to make available to the other, books and records and related assistance for audit, accounting, claims defense, legal, insurance, tax, disclosure, benefit administration and other business purposes. CoorsTek also agreed to indemnify GPIC if the CoorsTek spin-off is taxable under certain circumstances or if GPIC incurred certain liabilities. The tax sharing agreement defines the parties’ rights and obligations with respect to deficiencies and refunds of federal, state and other taxes relating to the CoorsTek business for tax years preceding the CoorsTek spin-off and with respect to certain tax attributes of CoorsTek after the CoorsTek spin-off.

Sale of Swedish Operations.  On October 16, 2007, Graphic Packaging International Holding Sweden AB , an indirect wholly-owned subsidiary of GPC (the “Seller”), entered into a Sale and Purchase Agreement with Lagrummet December nr 1031 Aktiebolag, a company organized under the laws of Sweden that will be renamed Fiskeby International Holding AB (the “Purchaser”) and simultaneously completed the transactions contemplated by such agreement. The Purchaser is affiliated with Jeffrey H. Coors, a member of GPHC’s Board of Directors. Pursuant to such Purchase and Sale Agreement, the Purchaser acquired all of the outstanding shares of Graphic Packaging International Sweden AB (the “Swedish Company”). The Swedish Company and its subsidiaries are in the business of developing, manufacturing and selling paper and packaging boards made from recycled fiber.

The Sale and Purchase Agreement specifies that the purchase price is $8.6 million and contains customary representations, warranties and indemnifications by the Seller. In addition, the Sale and Purchase Agreement requires GPC to provide certain transition services with respect to information technology to the Swedish Company for a period of 60 days and to provide certain technical assistance services to the mill pursuant to a Technical Assistance Agreement for a period of three years after the sale. The Purchaser entered into a Supply Agreement with GPC pursuant to which GPC will purchase its requirements for coated recycled board in the European Union from the Purchaser at competitive prices. In 2007, GPC purchased approximately $2,297,919 of paperboard from the Purchaser.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Beckett, Botta, Fields and Logan were the members of the Compensation and Benefits Committee during 2007. None of the members was an officer or employee of the Company. Mr. Coors, the Company’s Vice Chairman, serves on the Board of Directors of R.W. Beckett Corporation. Mr. Beckett is the Chairman of the R.W. Beckett Corporation. The Company did no business with R.W. Beckett Corporation in 2007 and does not anticipate doing any business with R.W. Beckett Corporation in 2008.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning the beneficial ownership of the Company’s common stock by (i) each stockholder that is known by the Company to be the beneficial owner of more than 5% of the Company’s common stock, (ii) each Director, (iii) each Named Executive Officer and (iv) the Directors and executive officers as a group. Unless otherwise noted, such information is provided as of April 15, 2008, and the beneficial owners listed have sole voting and investment power with respect to the number of shares shown. An asterisk in the percent of class column indicates beneficial ownership of less than one percent.

	Number of
Name	Shares	Percentage

5% Stockholders:
TPG Entities(1)	132,158,875	38.7%
Jeffrey H. Coors(2)(3)	63,450,418	18.5%
Grover C. Coors Trust(2)	51,211,864	15.0%
Clayton, Dubilier & Rice Fund V Limited Partnership(4)	34,222,500	10.0%
EXOR Group S.A.(5)	34,222,500	10.0%
Directors and Named Executive Officers:
George V. Bayly	598,433	*
John D. Beckett(6)	89,707	*
G. Andrea Botta(7)	88,411	*
Kevin J. Conway	—	*
Kelvin L. Davis	—	*
Jack A. Fusco	—	*
Jeffrey Liaw	—	*
Harold R. Logan, Jr.(8)	59,808	*
Michael G. MacDougall	—	*
John R. Miller	43,247	*
David W. Scheible(9)	497,580	*
Robert W. Tieken	41,287	*
Daniel J. Blount(10)	316,778	*
Stephen M. Humphrey(11)	6,658,362	1.9%
Wayne E. Juby(12)	343,762	*
Michael R. Schmal(13)	374,929	*
All Directors and executive officers as a group (19 persons)(14)	74,277,121	21.2%

(1)	The number of shares shown for the TPG Entities are owned by the following entities in the amounts set forth below:

TPG Bluegrass IV — AIV 1, L.P.	24,648,258 shares
TPG Bluegrass IV — AIV 2, L.P.	41,431,180 shares
TPG Bluegrass V — AIV 1, L.P.	23,929,218 shares
TPG Bluegrass V — AIV 2, L.P.	41,843,728 shares
TPG FOF V — A, L.P.	172,052 shares
TPG FOF V — B, L.P.	134,439 shares
Total	132,158,875 shares

TPG Advisors IV, Inc. is the sole general partner of TPG GenPar IV, L.P., which in turn is the sole general partner of each of TPG Bluegrass IV — AIV 1, L.P. and TPG Bluegrass IV — AIV 2, L.P. TPG Advisors V, Inc. is the sole general partner of TPG GenPar V L.P. which in turn is the sole general partner of each of TPG Bluegrass V — AIV 1, L.P., TPG Bluegrass V — AIV 2 L.P., TPG FOF V — A, L.P. and TPG FOF V — B, L.P. David Bonderman and James G, Coulter are directors, officers and sole shareholders of TPG Advisors IV, Inc. and TPG Advisors V, Inc. and may be deemed to be beneficial owners of securities owned directly by the TPG Entities. The address of each of the entities and individuals listed above is c/o TPG Capital, L.P., 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102.

(2)	Pursuant to the Stockholders Agreement, certain family trusts that are parties thereto, including the Grover C. Coors Trust, and the Adolph Coors Foundation have designated and appointed Jeffrey H. Coors as their attorney-in-fact to perform all obligations under the Stockholders Agreement, including but not limited to, voting obligations with respect to the election of directors. The parties to the Stockholder Agreement retain voting power with regard to all other matters and sole dispositive power over such shares. The business address for Jeffrey H. Coors is Graphic Packaging Corporation, 814 Livingston Court, Marietta, Georgia 30067. The family trusts and foundation are listed below, as well as the number of shares beneficially owned by each such entity.

Adolph Coors Jr. Trust	2,800,000
Augusta Coors Collbran Trust	1,015,350
Bertha Coors Munroe Trust	1,140,490
Grover C. Coors Trust	51,211,864
Herman F. Coors Trust	1,435,000
Janet H. Coors Irrevocable Trust f/b/o Frances M. Baker	59,356
Janet H. Coors Irrevocable Trust f/b/o Frank E. Ferrin	59,354
Janet H. Coors Irrevocable Trust f/b/o Joseph J. Ferrin	59,354
Louise Coors Porter Trust	920,220
May Kistler Coors Trust	1,726,652
Adolph Coors Foundation	503,774

Total	60,931,414

(3)	The amount shown includes (i) 53,429 shares held in joint tenancy with spouse, (ii) 140,848 stock units held in the Company’s 401(k) savings plan, (iii) 250 shares held by GPIC’s Payroll Stock Ownership Plan, (iv) 500 shares held by Jeffrey H. Coors Family, Ltd., (v) 30,000 shares held by Mr. Coors’ wife, and (vii) an aggregate of 60,931,414 shares attributable to Mr. Coors solely by virtue of the Stockholders Agreement. The amount shown also includes 1,603,489 shares subject to stock options exercisable within 60 days and 187,120 RSUs that are fully vested but not yet payable.

(4)	Associates V is the general partner of the CD&R Fund and has the power to direct the CD&R Fund as to the voting and disposition of its shares of the Company’s common stock. Associates II is the managing general partner of Associates V and has the power to direct Associates V as to its direction of the CD&R Fund’s voting and disposition of shares. Associates II is controlled by a board of directors consisting of B. Charles Ames, Michael G. Babiarz, Kevin J. Conway, Donald J. Gogel, Ned C. Lautenbach, David A. Novak, Huw Phillips, Roberto Quarta, Joseph L. Rice, III, Christian Rochat, Richard J. Schnall, Nathan Sleeper, George W. Tamke and David H. Wasserman, and its officers are Messrs. Conway, Gogel and Rice, along with Theresa A. Gore. The officers of Associates II are authorized and empowered, subject to the board of directors approval in certain circumstances, to act on behalf of Associates II and may be deemed to share beneficial ownership of the shares of Graphic common stock owned by the CDR Fund. Each of Associates V, Associates II and the other persons named above expressly disclaims beneficial ownership of the shares owned by the CDR Fund. The business address for each of the CDR Fund, Associates V, Associates II and each of the other persons named above is 1403 Foulk Road, Suite 106, Wilmington, Delaware 19803.

(5)	Giovanni Agnellie C.S.a.p.az., an Italian company, is the beneficial owner of essentially all of the equity interests of EXOR Group S.A. The business address for Giovanni Agnellie C.S.a.p.az.’s principal business and principal office is via del Carmine 10, presso Simon fiduciaria S.p.a., 10122 Turin, Italy. Giovanni Agnellie C.S.a.p.az. is deemed to be controlled by its general partners, Messrs. Tiberto

Brandolini d’Adda, Gianluigi Gabetti, John Philip Elkann and Alessandro Giovanni Nasi. The business address of EXOR Group S.A. is 22-24, Boulevard Royal, L-2449 Luxembourg.

(6)	The amount shown includes 2,000 shares subject to stock options exercisable within 60 days.

(7)	The amount shown includes 83,147 RSUs that are vested within 60 days, although such RSUs are not payable until Mr. Botta’s retirement as a director of the Company

(8)	The amount shown includes 2,000 shares subject to stock options exercisable within 60 days.

(9)	The amount shown includes 4,253 stock units held in the Company’s 401(k) savings plan and 163,710 shares subject to stock options exercisable within 60 days.

(10)	The amount shown includes 74,879 shares subject to stock options exercisable within 60 days.

(11)	The amount shown includes 5,500,176 shares subject to stock options that are exercisable within 60 days and 270,267 RSUs that are fully vested but not yet payable.

(12)	The amount shown includes 204,575 shares subject to stock options exercisable within 60 days.

(13)	The amount shown includes 80,613 shares subject to stock options exercisable within 60 days.

(14)	The amount shown includes 8,031,442 shares subject to stock options that are exercisable within 60 days and 1,428,453 RSUs that are fully vested but not yet payable.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company pursuant to Rule 16a-3(e) of the Exchange Act during 2007 and Form 5 and amendments thereto furnished to the Company with respect to 2007, and written representations from the Company’s reporting persons, the Company believes that the its officers, Directors and beneficial owners have complied with all filing requirements under Section 16(a) applicable to such persons.

AUDIT MATTERS

Report of the Audit Committee

This report by the Audit Committee is required by the rules of the SEC. It is not to be deemed incorporated by reference by any general statement that incorporates by reference this Proxy Statement into any filing under Securities Act or the Exchange Act, and it is not to be otherwise deemed filed under either such Act.

The Audit Committee is currently comprised of three members, each of whom is an “independent director,” as defined by Section 303A of the NYSE Listed Company Manual. Each of the members of the Audit Committee is financially literate and each qualifies as an “Audit Committee financial expert” under federal securities laws. The Audit Committee’s purposes are to assist the Board in overseeing: (a) the quality and integrity of our financial statements; (b) the qualifications and independence of our independent auditors; and (c) the performance of our internal audit function and independent auditors.

In carrying out its responsibilities, the Audit Committee has:

•	reviewed and discussed the audited financial statements with management;

•	discussed with the independent auditors the matters required to be discussed with audit committees by the Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•	received the written disclosures and the letter from our independent auditors required by Independence Standards Board Standard No. 1, as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with our independent auditors their independence.

Based on the review and discussions noted above and our independent auditors’ report to the Audit Committee, the Audit Committee has recommended to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

Audit Committee
Robert W. Tieken (Chairman)
Harold R. Logan, Jr.
John R. Miller

Audit Fees

Aggregate fees billed to us for the fiscal years ended December 31, 2007 and December 31, 2006 by our independent auditors, PricewaterhouseCoopers LLP (“PWC”), are as follows:

	Year Ended
	December 31,
	2007		2006
	(In millions)

Audit Fees		$2.5		$3.2
Audit-Related Fees	$		$
Tax Fees	$		$
All Other Fees		$1.0	$

Total		$3.5		$3.2

Audit Fees.  This category includes the aggregate fees billed for professional services rendered for the audit of our consolidated financial statements and internal control over financial reporting for the fiscal years ended December 31, 2007 and December 31, 2006, for the reviews of the financial statements included in our quarterly reports on Form 10-Q during 2007 and 2006, and for services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for the relevant fiscal years.

Audit-Related Fees.  This category includes the aggregate fees billed in each of the last two fiscal years for assurance and related services by the independent auditors that are reasonably related to the performance of the audits or reviews of the financial statements and are not reported above under “Audit Fees,” and generally consist of fees for accounting consultation and audits of employee benefit plans.

Tax Fees.  This category includes the aggregate fees billed in each of the last two fiscal years for professional services rendered by the independent auditors for tax compliance, tax planning and tax advice.

All Other Fees.  This category includes the aggregate fees billed in each of the last two fiscal years for products and services provided by the independent auditors that are not reported above under “Audit Fees,” “Audit-Related Fees,” or “Tax Fees.”

The Audit Committee reviews and pre-approves audit and non-audit services performed by PricewaterhouseCoopers as well as the fees charged for such services. The Audit Committee may delegate pre-approval authority for such services to one or more members, whose decisions are then presented to the full Audit Committee at its scheduled meetings. In 2007 and 2006, all of the audit and non-audit services provided by our independent public accountant were pre-approved by the Audit Committee in accordance with the Audit Committee Charter.

Independent Auditors

Representatives of PWC are expected to be present at the Annual Meeting, where they will have the opportunity to make a statement, if they desire to do so, and be available to respond to appropriate questions.

ADDITIONAL INFORMATION

The Company will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of proxy materials. In addition to the use of the mail, proxies may be solicited personally by telephone by certain employees. The Company will reimburse brokers or other persons holding stock in their names or in the names of nominees for their expense in sending proxy materials to principals and obtaining their proxies.

Where a choice is specified with respect to any matter to come before the Annual Meeting, the shares represented by proxy will be voted in accordance with such specifications. Where a choice is not so specified, the shares represented by the proxy will be voted “FOR” the election of each of the nominees for Director.

Management is not aware of any matter other than the election of Directors that will be presented for action at the Annual Meeting, but if any other matters do properly come before the Annual Meeting, the persons named as proxies will vote upon such matters in accordance with their best judgment.

In the election of Directors, a specification to withhold authority to vote for any of the nominees will not constitute an authorization to vote for any other nominee.

Some banks, brokers or other nominee record holders of the Company’s common stock may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s Proxy Statement or Annual Report may have been sent to multiple stockholders in the same household. The Company will promptly deliver a separate copy of either document to any stockholder upon request submitted in writing to the Company at the following address: Graphic Packaging Holding Company, 814 Livingston Court, Marietta, Georgia 30067, Attention: Corporate Secretary or by calling (770) 644-3000. Any stockholder who wants to receive separate copies of the Annual Report and proxy statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker or other nominee record holder, or contact the Company at the above address or telephone number.

STOCKHOLDER PROPOSALS AND NOMINATIONS

If you intend to present a proposal at the 2009 annual meeting of stockholders, and you wish to have the proposal included in the proxy statement for that meeting, you must submit the proposal in writing to the Company’s Corporate Secretary at 814 Livingston Court, Marietta, Georgia 30067. The Corporate Secretary must receive this proposal no later than December 26, 2008.

If you want to present a proposal at the 2009 annual meeting of stockholders, without including the proposal in the proxy statement, or if you want to nominate one or more Directors, you must provide written notice to the Company’s Corporate Secretary at the address above. The Corporate Secretary must receive this notice not earlier than January 15, 2009, and not later than February 14, 2009. However, if the date of the 2009 annual stockholders meeting is advanced by more than 30 days or delayed by more than 70 days from the anniversary date of the Annual Meeting, then such proposal must be submitted by the later of the 90th day before such Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

Notice of a proposal or nomination must include:

•	as to each proposed nominee for election as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and Rule 14a-8 thereunder, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected;

•	as to any other proposal, a brief description of the proposal (including the text of any resolution proposed for consideration), the reasons for such proposal and any material interest in such proposal of such stockholder and of any beneficial owner on whose behalf the proposal is made; and

•	as to the stockholder giving the notice and any beneficial owner on whose behalf the nomination or proposal is made:

•	the name and address of such stockholder and beneficial owner, as they appear on the Company’s books;

•	the class and number of shares of the Company’s common stock that are owned beneficially and of record by such stockholder and such beneficial owner;

•	a representation that the stockholder is a holder of record of the Company’s common stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination; and

•	a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group that intends: (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal or elect the nominee; and/or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination.

Only persons who are nominated in accordance with the procedures described above will be eligible for election as Directors and only such other proposals as were brought before the meeting in accordance with the procedures described above will be presented at the meeting. Except as otherwise provided by law, the Company’s Restated Certificate of Incorporation or Amended and Restated By-Laws, the Chairman of the meeting will have the power and duty to determine whether a nomination or any other proposal was made or proposed in accordance with these procedures. If any proposed nomination or proposal is not made or proposed in compliance with these procedures, it will be disregarded. A proposed nomination or proposal will also be disregarded if the stockholder or a qualified representative of the stockholder does not appear at the annual meeting of stockholders to present the nomination or proposal, notwithstanding that the Company may have received proxies with respect to such vote.

The foregoing notice requirements will be deemed satisfied by a stockholder if the stockholder has notified the Company of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that the Company has prepared to solicit proxies for such annual meeting. The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a Director.

ANNUAL REPORT

The Company’s 2007 Annual Report accompanies this Proxy Statement. The Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for each of GPHC and GPC is included in the Annual Report to Stockholders and is available without charge upon written request addressed to Graphic Packaging Holding Company, Investor Relations, 814 Livingston Court, Marietta, Georgia 30067. The Company will also furnish any exhibit to the Annual Report on Form 10-K for the fiscal year ended December 31, 2007, if specifically requested.

By order of the Board of Directors,

STEPHEN A. HELLRUNG
Senior Vice President, General Counsel and Secretary

Marietta, Georgia
April 22, 2008

GRAPHIC PACKAGING HOLDING COMPANY
ANNUAL MEETING OF STOCKHOLDERS
Tuesday, May 20, 2008
10:00 a.m. (local time)
RENAISSANCE WAVERLY HOTEL
2450 Galleria Parkway
Atlanta, Georgia 30339

Graphic Packaging Holding Company
814 Livingston Court, Marietta, Georgia 30067

This Proxy is Solicited on Behalf of the Board of Directors
The undersigned hereby appoints Daniel J. Blount and Stephen A. Hellrung, or either of them, as proxies, with power of substitution, to vote all the shares of the undersigned held of record by the undersigned as of April 11, 2008, with all of the powers which the undersigned would possess if personally present at the Annual Meeting of Stockholders of Graphic Packaging Holding Company (the “Company”), to be held at 10:00 a.m. (local time) on May 20, 2008, at the Renaissance Waverly Hotel, located at 2450 Galleria Parkway, Atlanta, Georgia 30339, or any adjournment thereof.
EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE THIS PROXY BY PHONE OR INTERNET, OR BY MARKING, DATING, SIGNING AND RETURNING THIS PROXY CARD IN THE ACCOMPANYING ENVELOPE. TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS, SIGN ON THE REVERSE SIDE. NO BOXES NEED TO BE CHECKED.
See reverse for voting instructions.

There are three ways to vote your Proxy
Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK ***EASY***IMMEDIATE
•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 19, 2008.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice prompt provides you.
VOTE BY INTERNET — www.eproxy.com/gpk — QUICK***EASY***IMMEDIATE
•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on May 19, 2008.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Graphic Packaging Holding Company, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.
If you vote by Phone or Internet, please do not mail your Proxy Card
Please detach here
The Board of Directors Recommends a Vote FOR Proposal 1.

1.	Election of directors:	01 G. Andrea Botta 02 Jeffrey H. Coors 03 Kevin J. Conway	04 Kelvin L. Davis 05 David W. Scheible	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL STATED ABOVE.

Address Change? Mark Box ☐ Indicate changes below:	Date

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.